UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

MIMEDX GROUP, INC.
(Name of Registrant as Specified In Its Charter)
Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MIMEDX GROUP, INC
1775 West Oak Commons Court NE
Marietta, GA 30062

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on July 28, 2014

The Annual Meeting of Shareholders of MiMedx Group, Inc. (“MiMedx” or the “Company”) will be held on July 28, 2014, at 2:00 p.m. Eastern Daylight Time at MiMedx Group, Inc., 1775 West Oak Commons Court NE, Marietta, Georgia 30062, for the following purposes:

1.	To elect four directors;

2.	To approve the Company’s Assumed 2006 Stock Incentive Plan, as amended;

3.	To ratify the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for the current fiscal year; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on June 9, 2014, as the record date for us to determine those shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders.

Shareholders who cannot attend the Annual Meeting may vote their shares over the Internet or by telephone, or by completing and promptly returning the enclosed proxy card or voting instruction form. Internet and telephone voting procedures are described in the enclosed proxy statement and on the proxy card or, if shares are held in “street name,” on the voting instruction form that shareholders receive from their brokerage firm, bank or other nominee in lieu of a proxy card.

Please vote as promptly as possible, whether or not you plan to attend the Annual Meeting. Even though you submit your proxy, you may nevertheless attend the Annual Meeting and vote your shares in person if you wish. If you want to revoke your proxy at a later time for any reason, you may do so in the manner described in the attached proxy statement.

I look forward to welcoming you to the meeting.

Very truly yours,

/s/ Roberta L. McCaw
Roberta L. McCaw
Secretary
June 13, 2014

MIMEDX GROUP, INC.
1775 West Oak Commons Court NE
Marietta, GA 30062

PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
To Be Held On July 28, 2014

This Proxy Statement is furnished in connection with the solicitation of proxies to be voted at the Annual Meeting of Shareholders of MiMedx Group, Inc. (“MiMedx” or the “Company”) to be held on July 28, 2014 at 2:00 p.m. Eastern Daylight Time at MiMedx Group, Inc. 1775 W. Oak Commons Court NE, Marietta, Georgia 30062.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 28, 2014

The Proxy Statement, our form of proxy and our 2013 Annual Report on Form 10-K for the year ended December 31, 2013, are available at www.proxyvote.com

This Proxy Statement, our Annual Report on Form 10-K for the year ended December 31, 2013, and the enclosed proxy card are being first sent or given to shareholders on or about June 13, 2014. The enclosed proxy card is solicited by the Company on behalf of our Board of Directors and will be voted at the Annual Meeting of Shareholders and any adjournments thereof.

Shareholders as of the close of business on June 9, 2014, the record date, may vote at the Annual Meeting. As of the record date, 105,645,772 shares of common stock were outstanding and entitled to vote. Shareholders have one vote, non-cumulative, for each share of common stock held on the record date, including shares held directly in their name as “shareholder of record” and shares held in an account with a broker, bank or other nominee (shares held in “street name”). Street name holders generally cannot vote their shares directly and must instead instruct the brokerage firm, bank or nominee how to vote their shares.

This solicitation is being made by mail and may also be made in person or by fax, telephone or Internet by the Company’s officers, directors or employees. The Company will pay all expenses incurred in this solicitation. The Company will request banks, brokerage houses and other institutions, nominees and fiduciaries to forward the soliciting material to beneficial owners and to obtain authorization for the execution of proxies. The Company will, upon request, reimburse these parties for their reasonable expenses in forwarding proxy materials to beneficial owners.

Proposals for Shareholder Action

The matters proposed for consideration at the meeting are:

•	The election of four directors;

•	Approval of the Company’s Assumed 2006 Stock Incentive Plan, as amended;

•	Ratification of the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for the current fiscal year; and

•	The transaction of such other business as may come before the meeting or any adjournment thereof.

Our Board of Directors recommends that you vote “FOR” the director nominees and the other proposals.

Voting

Shareholders of record may vote:

•
By Mail — To vote by mail using the enclosed proxy card, shareholders will need to complete, sign and date the proxy card and return it promptly in the envelope provided or mail it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. When the proxy card is properly executed, dated, and timely returned, the shares it represents will be voted in accordance with its instructions.

•
By Internet — Shareholders may vote over the Internet, by going to “www.proxyvote.com.” Shareholders will need to type in the Company Number and the Account Number indicated on the proxy card and follow the instructions.

•
By Telephone — Shareholders may vote over the telephone, by dialing 1-800-690-6903 in the United States or Canada from any touch-tone telephone and following the instructions. Shareholders will need the Company Number and the Account Number indicated on the proxy card.

•
By Attending the Meeting in Person — Shareholders may vote by attending the meeting in person and voting. Please contact Marianne Barbour at 770-651-9106 or mbarbour@mimedx.com in order to obtain directions to the Annual Meeting.

Internet and telephone voting facilities will close at 11:59 p.m., Eastern Daylight Time, on July 27, 2014.

In addition, a large number of banks and brokerage firms participate in online programs that provide eligible beneficial owners who hold their shares in “street name” rather than as a shareholder of record, with the opportunity to vote over the Internet or by telephone. “Street name” shareholders who elected to access the proxy materials electronically over the Internet through an arrangement with their brokerage firm, bank or other nominee should receive instructions from their brokerage firm, bank or other nominee on how to access the shareholder information and voting instructions. If shareholders hold shares in “street name” and the voting instruction form received from the brokerage firm, bank or other nominee does not reference Internet or telephone information, or if you prefer to vote by mail, please complete and return the paper voting instruction form. In order to vote shares held in “street name” in person at the Annual Meeting, a proxy issued in the owner’s name must be obtained from the record holder (typically your brokerage firm, bank or other nominee) and presented at the Annual Meeting.

Shareholders of record and “street name” shareholders who vote over the Internet or by telephone need not return a proxy card or voting instruction form by mail, but may incur costs, such as usage charges, from telephone companies or Internet service providers, for which the shareholder is responsible.

If no instructions are indicated, your proxy will be voted “FOR” the election of the director nominees and the other proposals.

Other Matters

It is not anticipated that any other matters will be considered at the Annual Meeting. If, however, any other matter properly comes before the Annual Meeting, or any adjournment or postponement thereof, the persons named in the proxy will vote the proxy in accordance with their best judgment on any such matter.

Revocation of Proxies

Each shareholder sending a proxy will have the power to revoke it at any time before it is exercised. The proxy may be changed or revoked before it is exercised by sending a written revocation or a duly executed proxy bearing a later date to us at our principal offices at 1775 West Oak Commons Court, NE, Marietta, Georgia 30062, Attention: Corporate Secretary. The proxy may also be revoked by attending the meeting and voting in person.

Quorum and Vote Required

The presence, in person or by proxy, of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting and at any adjournments thereof. Directions to withhold authority to vote for directors, abstentions and broker non-votes will be counted for purposes of determining if a quorum is present at the Annual Meeting. If a quorum is not present or represented at the Annual Meeting, the chairman of the meeting or the shareholders holding a majority of the shares of common stock entitled to vote, present in person or represented by proxy, have the power to adjourn the meeting from time to time without notice, other than an announcement at the meeting, until a quorum is present or represented. Directors, officers and employees of the Company may solicit proxies for the reconvened meeting in person or by mail, telephone or telegram. At any such reconvened meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally scheduled.

Directors are elected by the affirmative vote of the holders of a plurality of the shares of our capital stock present in person or represented by proxy and entitled to vote at the Annual Meeting of Shareholders. For all other proposals, the action shall be approved if the votes cast by the holders of shares represented at the meeting and entitled to vote on the subject matter favoring the action exceed the votes cast opposing the action.

Votes cast in person or by proxy, abstentions and broker non-votes will be tabulated by the inspector of election and will be considered in the determination of whether a quorum is present at the Annual Meeting. The inspector of election will treat shares represented by executed proxies that abstain as shares that are present and entitled to vote for purposes of determining the approval of such matter; however, abstentions will not be counted as votes cast “for” or “against” any proposal and will have no effect on the voting results for any proposal.

Shares held by a broker as nominee (i.e., in “street name”) that are represented by proxies at the Annual Meeting, but that the broker fails to vote on one or more matters as a result of incomplete instructions from a beneficial owner of the shares (“broker non-votes”), will be treated as present for quorum purposes. Broker non-votes are counted for purposes of determining the presence of a quorum; however, they will not be counted as votes cast “for” or “against” any proposal and will have no effect on the voting results for any proposal. The election of directors and the approval of the Assumed 2006 Stock Incentive Plan, as amended are not considered a “routine” matters as to which brokers may vote in their discretion on behalf of clients who have not furnished voting instructions with respect to such matters. As a result, if you hold your shares in street name and do not provide your broker with voting instructions, your shares will not be voted at the Annual Meeting with respect to the election of directors or the proposal relating to approval of the Assumed 2006 Stock Incentive Plan, as amended. The ratification of Cherry Bekaert LLP as our independent registered public accounting firm is considered a “routine matter,” and therefore, brokers will have the discretion to vote on this matter even if they do not receive voting instructions from the beneficial owner of the shares.

No Appraisal Rights

No appraisal rights are available under Florida law or our Articles of Incorporation or bylaws if you dissent from or vote against any of the proposals presented for consideration, and we do not plan to independently provide any such right to shareholders.

ELECTION OF DIRECTORS

(PROPOSAL 1)

Our bylaws provide that our Board may set the number of directors at no less than three. Our Board currently consists of nine directors who are divided into three classes. At each Annual Meeting the terms of one class of directors expire and persons are elected to that class for terms of three years or until their respective successors are duly elected and qualified or until their earlier death, resignation or removal. Our current Board members, the classes in which they serve and the expiration of their terms as directors are as set forth in the table below:

Class Designation	Directors	Term Expiration
Class I	Charles R. Evans Charles E. Koob William C. Taylor Neil S. Yeston	2014 Annual Meeting of Shareholders

Class II	Joseph G. Bleser Bruce L. Hack	2015 Annual Meeting of Shareholders

Class III	J. Terry Dewberry Larry W. Papasan Parker H. Petit	2016 Annual Meeting of Shareholders

Based on the recommendation of the Nominating and Corporate Governance Committee of the Board, the Board has nominated Charles R. Evans, Charles E. Koob, and Neil S. Yeston for election as Class I Directors and, in order to rebalance the classes, William C. Taylor for election as a Class II Director at the 2014 Annual Meeting of Shareholders. The Class I Directors’ next term expires at the 2017 Annual Meeting or upon their respective successors being elected and qualified or until their earlier death, resignation, removal or termination. The Class II Directors’ next term expires at the 2015 Annual Meeting or upon their respective successors being elected and qualified or until their earlier death, resignation, removal or termination. All nominees have consented to serve as directors if elected.

With respect to the election of directors, you may (i) vote “for” all of the nominees, or (ii) “withhold” with respect to some or all nominees. Directors are elected by the affirmative vote of the holders of a plurality of the shares of our capital stock present in person or represented by proxy and entitled to vote at the Annual Meeting of Shareholders. As a result, the four director nominees that receive the most votes will be elected. Broker non-votes will not be counted as votes for or against any nominee or director. In the event that any nominee should become unable or unwilling to serve as a director, it is the intention of the persons named in the proxy to vote for the election of such substitute nominee for the office of director as the Board of Directors may recommend. It is not anticipated that any nominee will become unable or unwilling to serve as a director.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF
THE NOMINEES TO SERVE AS DIRECTORS.

Set forth below is certain information regarding our director nominees and other directors who will continue serving on the Board after the Annual Meeting, including certain individual qualifications and skills of our directors that contribute to the effectiveness of our Board. There are no family relationships among any of our directors or executive officers.

DIRECTORS WHOSE TERMS EXPIRE AT THE 2014 ANNUAL MEETING,
CLASS I

Charles R. Evans, age 67, serves on the Company’s Board of Directors. Mr. Evans became a director of the Company in September 2012. Mr. Evans has over 40 years of experience in the healthcare industry. He is currently President of the International Health Services Group, an organization he founded to support health services development in underserved areas of the world. He also currently is a senior advisor with Jackson Healthcare, a consortium of companies that provide physician and clinical staffing, anesthesia management and information technology solutions for hospitals, health systems and physician groups. In addition, Mr. Evans is a Fellow in the American College of Healthcare Executives having previously served as Governor of the College from 2004 to 2007 and as Chairman Officer from 2008 to 2011. In 2012, he attained the Board

Leadership Fellow credential of the National Association of Corporate Directors. Previously, Mr. Evans was a senior officer with Hospital Corporation of America (HCA), having managed various HCA divisions and completing his service with the responsibility for operations in the Eastern half of the country. Mr. Evans currently serves on the Board of Directors of Jackson Healthcare and CareSpot Express Healthcare, and as a member of the Senior Advisory Board at MedAssets. Additionally, Mr. Evans serves on the boards of non-profit organizations including MedShare International, and he is Chairman of the Hospital Charitable Service Awards. Mr. Evans was nominated as a director due to his healthcare management expertise.

Charles E. (“Chuck”) Koob, age 69, serves on the Company's Board of Directors. He became a Director of Alynx in February 2008, and of MiMedx Group, Inc. in March 2008. He was first elected as a Director of MiMedx, Inc. in April 2007. Mr. Koob joined the law firm of Simpson Thacher & Bartlett, LLP in 1970 and became a partner in 1977. He retired from that firm on January 1, 2007. While at that firm, Mr. Koob was the co-head of the Litigation Department and served on the firm’s Executive Committee. Mr. Koob specialized in competition, trade regulation and antitrust issues. Throughout his 37-year tenure, he represented clients before the Federal Trade Commission, the Antitrust Division of the Department of Justice, and numerous state and foreign competition authorities. His résumé includes the representation of Virgin Atlantic Airways, Archer Daniels Midland, and Kohlberg Kravis Roberts and Co. He received his B.A. from Rockhurst College in 1966 and his J.D. from Stanford Law School in 1969. Mr. Koob serves on the board of Stanford Hospital and Clinics. He also serves on the board of a private drug development company and MRI Interventions, a publicly traded medical device company. Mr. Koob was nominated as a director due to his 37 years of legal expertise in representing both publicly traded and privately held businesses.

William C. Taylor, age 46, became the Company’s President and Chief Operating Officer in September 2009. He became a Director of the Company in October 2011. He is an operating executive with more than 20 years’ experience in healthcare product design, development, manufacturing and general management. From 2001 through 2008, Mr. Taylor was President and CEO of Facet Technologies, LLC, a Matria Healthcare, Inc. subsidiary until 2006, focused on medical device design, development, and manufacturing for OEM clients, such as Abbott, Bayer, BD, LifeScan (J&J), Roche, and Flextronics. Over his 14 year career at Facet and its predecessor company, he held various management positions, beginning with R&D, QA & Regulatory Affairs and progressing through General Management. Mr. Taylor was instrumental in growing the design and manufacturing business from $14 million in revenue to over $40 million at the time the company was purchased by Matria Healthcare in 1999. As President, he led the company to the number one market position in Microsampling and grew it to over $85 million in revenue. He also led the company as CEO for 18 months after it was sold to a private equity company in 2006. Mr. Taylor started his career in healthcare at Miles, Inc., Diagnostics Division (now Bayer Healthcare) as an engineering co-op, and then progressed to project management and senior mechanical engineering positions. A graduate of Purdue University, Mr. Taylor holds a Bachelor of Science degree in Mechanical Engineering and is co-inventor on eight patents. He currently serves on the Advisory Board of the Georgia Tech Institute for Bioengineering and Bioscience. Mr. Taylor was nominated as a director due to his extensive experience as an operating executive in the medical device sector.

Neil S. Yeston, M.D., age 71, serves on the Company's Board of Directors. Dr. Yeston became a director of the Company in September 2012. Dr. Yeston is the Immediate Past President of the New England Surgical Society and currently serves as Active Senior Staff, Department of Surgery at Hartford Hospital. During his association with Hartford Hospital, Dr. Yeston previously served in various roles including Vice President of Academic Affairs, Director of Corporate Compliance, Vice President of Quality Management and Director of the Section on Critical Care Medicine, Department of Surgery. Dr. Yeston has formerly served as Professor of Surgery at the University of Connecticut and the Assistant Dean, Medical Education at the University Of Connecticut School Of Medicine. Prior to his associations with Hartford Hospital and the University of Connecticut, Dr. Yeston served with Boston University Medical Center in various positions including the Vice Chairman Department of Surgery, Associate Professor of Anesthesiology, Director Progressive Care Unit and Associate Professors of Surgery. Dr. Yeston was nominated as a director because of his in-depth understanding of healthcare issues from the perspective of the practitioner, academician, administrator and executive.

DIRECTORS WHOSE TERMS EXPIRE AT THE 2015 ANNUAL MEETING,
CLASS II

Joseph G. Bleser, age 68, serves on the Company’s Board of Directors. He became a Director of MiMedx Group, Inc. in September 2009. He has been the Managing Member of J. Bleser, LLC, a financial consulting firm, since July 1998. Prior to July 1998, Mr. Bleser had over 15 years experience as a Chief Financial Officer and in other financial executive positions in various publicly traded companies, including HBO & Company, Allegiant Physician Services, Transcend Services, Inc. and Healthcare.com Corporation. Mr. Bleser is formerly a Certified Public Accountant with ten years of experience in public accounting with Arthur Andersen LLC, an international public accounting firm. Mr. Bleser has 20 years of experience in serving as a member of the board of directors and the audit and other board committees of several publicly traded and private companies in the healthcare and technology industries. Most recently, Mr. Bleser was a member of the Board of Directors and the Corporate Governance Committee and Chairman of the Audit Committee of Transcend Services, Inc. (Nasdaq: TRCR) until it was acquired by Nuance Communications, Inc. in April 2012. Mr. Bleser was nominated as a director due to his extensive financial background and experience as a member of the Audit Committee of other publicly traded companies.

Bruce L. Hack, age 65, serves on the Company's Board of Directors. He became a director of MiMedx Group, Inc. in December 2009. Mr. Hack was Vice Chairman of the Board of Directors and Chief Corporate Officer of Activision Blizzard (Nasdaq:ATVI) until 2009. Prior to that, Mr. Hack was Chief Executive Officer of Vivendi Games, from 2004 to 2008, Vice Chairman of the Board of Directors of Universal Music Group, from 1998 to 2001, and Chief Financial Officer of Universal Studios, from 1995 to 1998. From 1982-1994, Mr. Hack held several positions at The Seagram Company, including: Assistant to the Executive Vice President, Sales and Marketing for Seagram USA; Director, Strategic Planning, at The Seagram Company Ltd.; and Chief Financial Officer of Tropicana Products, Inc. Prior thereto, he was a trade negotiator for the U.S. Treasury. Mr. Hack earned a B.A. at Cornell University and an M.B.A. in finance at the University of Chicago. Mr. Hack was nominated as a director due to his business expertise, particularly as it relates to sales and marketing, and experience as a member of the Boards of Directors of other companies, both public and private. He currently serves as a director of Technicolor, Inc., a public entertainment services company.

DIRECTORS WHOSE TERMS EXPIRE AT THE 2016 ANNUAL MEETING,
CLASS III

J. Terry Dewberry, age 70, serves on the Company's Board of Directors. He became a Director of MiMedx Group, Inc. in September 2009. Mr. Dewberry is a private investor with significant experience at both the management and board levels in the healthcare industry. He has extensive experience in corporate mergers and takeovers on both the buy and sell sides for consideration up to $5 billion. Mr. Dewberry has served on the Boards of Directors of several publicly traded healthcare products and services companies, including Respironics, Inc. (Nasdaq:RESP) (1998-2008), Matria Healthcare, Inc. (Nasdaq:MATR) (2006-2008), Healthdyne Information Enterprises, Inc. (1996-2002), Healthdyne Technologies, Inc. (1993-1997), Home Nutritional Services, Inc. (1989-1994) and Healthdyne, Inc. (1981-1996). From March 1992 until March 1996, Mr. Dewberry was Vice Chairman of Healthdyne, Inc. From 1984 to 1992, he served as President and Chief Operating Officer, and Executive Vice President of Healthdyne, Inc. Mr. Dewberry received a Bachelor of Electrical Engineering from Georgia Institute of Technology in 1967 and a Masters of Public Accounting from Georgia State University in 1972. Mr. Dewberry was nominated as a director due to his extensive business and financial background and experience as a member of the Boards of Directors of other publicly traded companies and a member of the Audit Committee of at least one other public company.

Larry W. Papasan, age 73, serves on the Company's Board of Directors. He became a Director of Alynx in February 2008 and of MiMedx Group, Inc. in March 2008. He was first elected as a Director of MiMedx, Inc. in April 2007. From July 1991 until his retirement in May 2002, Mr. Papasan served as President of Smith & Nephew Orthopaedics. Mr. Papasan served as a Director and Chairman of the Board of Directors of BioMimetic Therapeutics, Inc. (Nasdaq GM:BMTI) from August 2005 until March 2013. BioMimetic Therapeutics, Inc. is developing and commercializing bio-active recombinant protein-device combination products for the healing of musculoskeletal injuries and disease, including orthopedic, periodontal, spine and sports injury applications. Mr. Papasan has been a member of the Board of Directors of Reaves Utility Income Fund (Nasdaq CM:UTG), a closed-end management investment company, since February 2003 and of Triumph Bankshares, Inc. (a bank holding company) since April 2005. Mr. Papasan also serves as Chairman of the Board of Medovex Corp. and as a director of SSR Engineering, Inc., AxioMed Spine Corporation, BioMedical Tissue Technologies and Cagenix, Inc. Bio Nova Medical, Inc. and Six Fix, Inc. Mr. Papasan was nominated as a director due to his extensive business experience, including experience in the medical device field, as well as experience as a director of several other companies, both public and private.

Parker H. “Pete” Petit, age 74, joined the Company as Chairman of the Board of Directors, Chief Executive Officer and President in February 2009. From May 2008 until he joined the Company, Mr. Petit was the President of The Petit Group, LLC, a private investment company. Prior to that, Mr. Petit was the Chairman and CEO of Matria Healthcare, Inc., (Nasdaq: MATR), which was sold to Inverness Medical Innovations, Inc. in May 2008. Matria Healthcare was a former subsidiary of Healthdyne, Inc., which Mr. Petit founded in 1971. Mr. Petit served as Chairman and CEO of Healthdyne and some of its publicly traded subsidiaries after Healthdyne became a publicly traded company in 1981. Mr. Petit received his bachelor’s degree in Mechanical Engineering and Master of Science degree in Engineering Mechanics from Georgia Tech and an MBA degree in Finance from Georgia State University. At Georgia Tech, Mr. Petit funded a professorial chair for for “Engineering in Medicine,” endowed the Petit Institute for Bioengineering and Bioscience, and assisted with the funding of the Biotechnology Building, which bears his name. At Georgia State University, he assisted with the funding of the Science Center building which also bears his name. In 1994, he was inducted into the Technology Hall of Fame of Georgia. In 2007, he was inducted into the Georgia State Business Hall of Fame. Mr. Petit has previously served as a member of the Board of Directors of the Georgia Research Alliance, which is chartered by the State of Georgia to promote high technology and scientific development in the State. He serves as a member of the Board of Directors of Intelligent Systems Corporation (NYSE Amex: INS). In October of 2011, Mr. Petit was inducted into the National Academy of Engineering. Mr. Petit was nominated as a director due to his extensive healthcare business experience and leadership success.

Board of Directors Leadership Structure

Our Board of Directors has carefully considered the benefits and risks in combining the role of Chairman of the Board of Directors and Chief Executive Officer and has determined that Mr. Petit is the most qualified and appropriate individual to lead our Board of Directors as its Chairman. The Board of Directors believes there are efficiencies of having the Chief Executive Officer also serve in the role of Chairman of the Board of Directors. As our Chief Executive Officer, Mr. Petit is responsible for the day-to-day operation of the Company and for the implementation of the Company’s strategy. Mr. Petit serves as a bridge between management and our Board of Directors, ensuring that both groups act with a common purpose. Our Board of Directors further noted that the combined role of Chairman of the Board of Directors and Chief Executive Officer facilitates centralized leadership in one person so that there is no ambiguity about accountability. Our Board of Directors also considered Mr. Petit’s knowledge regarding our operations and the industries and markets in which we compete and his ability to promote communication, to synchronize activities between our Board of Directors and our senior management and to provide consistent leadership to both our Board of Directors and our Company.

In determining whether to combine the roles of Chairman of the Board of Directors and Chief Executive Officer, our Board of Directors closely considered our current system for ensuring significant independent oversight of management, including the following: (1) only two members of our Board of Directors, Mr. Petit, and Mr. Taylor, also serve as employees; (2) each director serving on our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee is independent and (3) the Compensation Committee annually evaluates the Chief Executive Officer’s performance and has the authority to retain independent compensation advisors.

The Board of Directors has not designated a lead independent director.

Director Independence

The NASDAQ Stock Market rules require that a majority of the members of our Board of Directors be independent, which means that they are not officers or employees of the Company and are free of any relationship that would interfere with the exercise of their independent judgment. The Board of Directors has determined that Messrs. Hack, Evans, Yeston, Papasan, Dewberry, and Bleser qualify as "independent" under the standards of the NASDAQ Stock Market, Section 10A(m)(3) of the Exchange Act, and the rules and regulations of the SEC.

Board of Directors Risk Oversight

The Board as a whole is responsible for overseeing the Company’s risk exposure as part of determining a business strategy that generates long-term shareholder value. Each of the Board’s standing committees focuses on risk areas associated with its area of responsibility.

Meetings and Committees of the Board of Directors

During the year ended December 31, 2013, there were six meetings of the Board of Directors. Other than Mr. Hack, each incumbent director attended more than 75 percent of the aggregate of all meetings of the Board of Directors held while he was a director and any committees on which that director served.

In addition to other single purpose committees established from time to time to assist the Board of Directors with particular tasks, the Company’s Board of Directors has the following standing committees: an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee.

We do not have a formal policy, but we strongly encourage each of our directors to attend in person each annual meeting of shareholders whenever attendance does not unreasonably conflict with the director’s other business and personal commitments. All of our then-current directors attended our 2013 Annual Meeting of Shareholders.

Audit Committee and Audit Committee Financial Expert

The Company complies with the rules of the NASDAQ Stock Market, which require that the Audit Committee of the Board of Directors be comprised of at least three members, all of whom qualify as “independent” under the criteria set forth in

Rule 10A-3 of the Exchange Act.  The Company currently has four members on its Audit Committee: J. Terry Dewberry (Chairman), Joseph G. Bleser, Larry W. Papasan and Charles R. Evans, each of whom satisfies the independence standards of the NASDAQ Stock Market rules for audit committee members. The Board of Directors has determined that Mr. Dewberry is an “audit committee financial expert” within the meaning of Item 407(d)(5)(ii) of Securities and Exchange Commission (“SEC”) Regulation S-K. The current charter for the Audit Committee is posted on the Company's website at www.mimedx.com. The Audit Committee held seven meetings during the year ended December 31, 2013. As part of its duties, the Audit Committee:

•	Oversees the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements;

•
Reviews the Company’s financial statements with management and the Company’s outside auditors, and recommends to the Board of Directors whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K;

•	Establishes policies and procedures to take, or recommends that the full Board of Directors take, appropriate action to oversee the independence of the outside auditors;

•	Establishes policies and procedures for the engagement of the outside auditors to provide permitted non-audit services;

•	Takes responsibility for the appointment, compensation, retention, and oversight of the work of the Company’s outside auditors and recommends their selection and engagement;

•	Ensures that the outside auditors report directly to the Audit Committee;

•	Reviews the performance of the outside auditors and takes direct responsibility for hiring and, if appropriate, replacing any outside auditor failing to perform satisfactorily;

•	Provides, as part of any proxy filed pursuant to SEC regulations, the report required by SEC regulations; and

•	Establishes procedures for handling complaints received by the Company regarding accounting, internal accounting controls, or auditing matters.

Compensation Committee

The Company complies with the rules of the NASDAQ Stock Market, which require that the Compensation Committee of the Board of Directors be comprised of only members who qualify as “independent” under the criteria set forth in NASDAQ Stock Market rules. Currently, the Compensation Committee consists of Joseph G. Bleser (Chairman), Larry W. Papasan and Neil S. Yeston.  The Compensation Committee held five meetings during the year ended December 31, 2013.

Pursuant to its charter, the Compensation Committee is responsible for establishing the Company’s overall compensation philosophy and programs and exercising the authority of the Board of Directors in the administration of all compensation plans and programs. The Compensation Committee also is charged with reviewing the performance of the Company’s Chief Executive Officer, reviewing and approving, or in the case of named executive officers, recommending to the Board, compensation arrangements for and contractual arrangements with the Company’s executive officers, and reviewing and recommending to the full Board of Directors for approval incentive and equity-based compensation plans and directors’ compensation. The Compensation Committee is authorized to delegate responsibilities to sub-committees of the Compensation Committee as necessary or appropriate. The current charter for the Compensation Committee is posted on our website at www.mimedx.com. The Committee establishes compensation for executive officers and directors based on peer data, the Company’s resources and, with respect to executive officers, the qualifications and experience of the executive. With respect to compensation of executive officers other than the Chairman and Chief Executive Officer, the Committee considers recommendations of the Chairman and Chief Executive Officer.

Nominating and Corporate Governance Committee; Procedures by which Security Holders May Recommend Nominees to the Board of Directors

Our Nominating and Corporate Governance Committee currently consists of three independent directors, Larry W. Papasan (Chairman), J. Terry Dewberry and Bruce L. Hack. The charter for this Committee requires that it annually present to the Board of Directors a list of individuals, who meet the criteria for Board of Directors membership, recommended for nomination for election to the Board of Directors at the annual meeting of shareholders and also consider suggestions received from shareholders regarding director nominees in accordance with any procedures adopted from time to time by the Nominating and Corporate Governance Committee. All of the Committee members meet the independence requirements of the NASDAQ Stock Market rules for nominating and corporate governance committee members. The current charter for the Nominating and Corporate Governance Committee is posted on our website at www.mimedx.com. The Nominating and Corporate Governance Committee held three meetings during the year ended December 31, 2013.

No material changes have been made to the procedures by which our shareholders may recommend nominees to our Board of Directors since we last described these procedures in the Form 10-K/A filed with the SEC on July 29, 2008. However, as further described below, our Nominating and Corporate Governance Committee adopted a formal policy consistent with those procedures and our bylaws in March 2010.

Evaluation of Director Candidates

In evaluating and recommending director candidates, the Nominating and Corporate Governance Committee takes into consideration such factors as it deems appropriate based on current needs. These factors may include leadership skills, business judgment, relevant expertise and experience, whether the candidate has a general understanding of marketing, finance, and other disciplines relevant to the success of a publicly-traded company in today’s business environment, relevant regulatory experience, decision-making ability, interpersonal skills, community activities and relationships, and the interrelationship between the candidate’s experience and business background and other Board members’ experience and business background, as well as the candidate’s ability to devote the required time and effort to serving on the Board of Directors.

To date, nominees for appointment and election to our Board of Directors have been selected pursuant to an informal process. Each person selected has been based upon a recommendation made to the Nominating and Corporate Governance Committee or the Board of Directors (prior to formation of that Committee). The Nominating and Corporate Governance Committee has not established a policy for consideration of diversity in its nominating process.

In accordance with our bylaws, the Nominating and Corporate Governance Committee will consider for nomination candidates recommended by shareholders if the shareholders comply with the following requirements. If a shareholder wishes to recommend a director candidate to the Board of Directors for consideration as a nominee to the Board of Directors, such shareholder must submit in writing to the Secretary of the Company:

•	The name, age and address of each proposed nominee;

•	The principal occupation of each proposed nominee;

•	The nominee’s qualifications to serve as a director;

•	Such other information relating to such nominee as required to be disclosed in solicitation of proxies for the election of directors pursuant to the rules and regulations of the SEC;

•	The name and residence address of the notifying shareholder;

•	The number of shares owned by the notifying shareholder, and

•	The nominee’s written consent to being named a nominee and serving as a director if elected.

This information must be delivered or mailed to the Secretary of the Company: (a) in the case of an annual meeting of shareholders that is called for a date that is within 30 days before or after the anniversary date of the immediately preceding annual meeting of shareholders, not less than 120 days prior to such anniversary date; and (b) in the case of an annual meeting of shareholders that is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting of shareholders, or in the case of a special meeting of shareholders, not later than the close of business on the tenth day following the day on which the notice of meeting is mailed or public disclosure of the date of the meeting is made, whichever occurs first.

A shareholder making any proposal shall also comply with all applicable requirements of the Exchange Act.

Candidates properly submitted for consideration by shareholders will receive the same consideration as candidates presented by other persons. Nominations or proposals not made in accordance herewith may be disregarded by the chairman of the meeting in his discretion, and upon his instructions all votes cast for each such nominee or for such proposal may be disregarded.

Shareholder Communications with the Board of Directors

MiMedx shareholders may communicate with the Board of Directors, or individual specified directors, in writing addressed to:

MiMedx Group, Inc.
Board of Directors
c/o Corporate Secretary
1775 West Oak Commons Court, NE
Marietta, Georgia 30062

The Corporate Secretary will review each shareholder communication. The Corporate Secretary will forward to (i) the entire Board of Directors, (ii) the non-management members of the Board of Directors, if so addressed, or (iii) the members of a Board of Directors committee, if the communication relates to a subject matter clearly within that committee’s area of responsibility, each communication that (a) relates to the Company’s business or governance, (b) is not offensive and is legible in form and reasonably understandable in content and (c) does not merely relate to a personal grievance against MiMedx or a team member or further a personal interest not shared by other shareholders generally.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our Chief Executive Officer (our principal executive officer), Chief Financial Officer (our principal accounting officer), controller, and persons performing similar functions. A copy is posted on our website at www.mimedx.com. In the event that we amend any of the provisions of the Code of Business Conduct and Ethics that require disclosure under applicable law, SEC rules or applicable NASDAQ listing standards, we intend to disclose the amendment on our website.

Any waiver of the Code of Business Conduct and Ethics for any executive officer or director must be approved by the Board of Directors and will be disclosed on a Form 8-K filed with the SEC, along with the reasons for the waiver.

EXECUTIVE OFFICERS

In addition to Messrs. Petit and Taylor, who are also directors, the following persons currently serve as our executive officers:

Michael J. Senken, age 56, joined the Company as Chief Financial Officer in January 2010. Prior to joining the Company he was the Vice President and Chief Financial Officer of Park ‘N Fly, Inc. from August 2007 to September 2009. From August 2005 to August 2007, Mr. Senken was Vice President and Chief Financial Officer of Patient Portal Technologies (OTCBB:PPRG). From June 2005 to August 2005, Mr. Senken was a consultant for JC Jones LLC. From 2002 to 2004, Mr. Senken was Senior Vice President and General Manager-Broadband Consumer Lifestyle for Philips Consumer Electronics. Prior thereto, Mr. Senken was employed by Philips Broadband Networks, serving as Senior Vice President and General Manager from 1996-2002, as Vice President and Chief Financial Officer from 1986 to 2002, and as Controller from 1983 to 1986. From 1980 to 1983, Mr. Senken was an auditor for Philips Electronics North America.

Roberta L. McCaw, age 59, was appointed General Counsel and Secretary in September 2009. Ms. McCaw was a lawyer in private practice that has served as a consultant to the Company from January 2009 until becoming an employee of the Company in May 2013. From February 2006 through May 2008, Ms. McCaw served as Senior Vice President, General Counsel and Secretary of Matria Healthcare, Inc., a publicly traded healthcare and medical device company. She previously served as Vice President - Legal, General Counsel and Secretary of Matria from April 1998 to February 2006. She was Assistant General Counsel and Assistant Secretary of Matria from December 1997 to April 1998, and Assistant General Counsel of Matria from July 1996 to December 1997. Prior to joining Matria, Ms. McCaw was a partner in a Connecticut-based law firm. She is a graduate of the University Of Connecticut School Of Law. Prior to law school, Ms. McCaw studied accounting at Miami University and Cleveland State University, and worked as a Certified Public Accountant.

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

Compensation Committee Charter

The Compensation Committee of the Board of Directors (the “Compensation Committee” or the “Committee”) of MiMedx Group, Inc. (“MiMedx” or “the Company”) operates pursuant to a written charter adopted by the Board of Directors (the “Board”). The charter is posted in the Investors section of the Company’s website at www.mimedx.com. The Compensation Committee annually reviews and reassesses the adequacy of its charter. The Compensation Committee is responsible for reviewing and evaluating all compensation and remuneration to those of the executive officers listed in the Summary Compensation Table contained herein and referred to herein as “Named Executive Officers.” For 2013, the Named Executive Officers include the Chairman and Chief Executive Officer, President and Chief Operating Officer, Chief Financial Officer, and General Counsel and Secretary. All components of compensation for the Named Executive Officers are recommended by the Compensation Committee for approval by the Board of Directors.
Philosophy

MiMedx’s executive compensation philosophy is based on the belief that competitive compensation is essential to attract and retain highly-qualified executives and motivate them to achieve the Company’s operational and financial goals. In line with this philosophy, the Company’s practice is to provide total compensation that is competitive with comparable positions within peer organizations. The compensation program is based on individual and organizational performance and includes components that reinforce the Company’s motivational and retention-related compensation objectives. The principal components of compensation for MiMedx’s Named Executive Officers are: base salary, annual cash incentives and long-term equity incentives. Cash bonuses are included to encourage and reward effective performance relative to the Company’s near-term plans and objectives. Equity incentives are included to promote longer-term focus, to help retain key contributors and to align the interests of the Company’s executives and shareholders.
Say on Pay

In 2013, the Company conducted an advisory vote on the compensation of the Named Executive Officers. While this vote is not binding on the Company, the Board, or the Compensation Committee, the Company believes that it is important for shareholders to have an opportunity to vote on compensation of the Named Executive Officers as a means to express their views regarding the Company’s executive compensation philosophy, compensation policies and programs, and decisions regarding executive compensation. To the extent there is any significant vote against the compensation of the Company’s Named Executive Officers, the Compensation Committee and Board will evaluate what actions are necessary to address those concerns. At the 2013 Annual Meeting, the shareholders approved the Company’s 2012 Named Executive Officer compensation with approximately 96% of the votes cast in favor of the proposal. The Board and Compensation Committee reviewed these final vote results together with the other factors and data discussed in this Compensation Discussion and Analysis and determined that, given the significant level of support of the Company’s approach to compensation by its shareholders, no changes to its executive compensation policies and decisions were necessary. The Company has determined that its shareholders should vote on a say-on-pay proposal every three years, consistent with the recommendation of the Board and the preference expressed by the Company’s shareholders in the advisory vote taken at the 2013 Annual Meeting of Shareholders.
Overview of Compensation and Process

The Compensation Committee is responsible for reviewing and recommending all elements of compensation for the Company’s Named Executive Officers and reviewing and approving certain elements of compensation for all of the Company’s executives.

Generally, base salaries are set for the Named Executive Officers at the regularly-scheduled February or March meetings of the Compensation Committee and the Board. At this meeting, the Compensation Committee also (i) reviews, approves and recommends for approval of the Board an annual cash incentive plan for the new fiscal year, (ii) reviews, approves and recommends for approval of the Board the calculated and earned incentives for the prior fiscal year’s annual incentive plan, (iii) considers, approves and recommends for approval by the Board equity-based awards to the Named Executive Officers, and (iv) considers and approves equity-based awards for all other officers and eligible employees.

In making compensation decisions, the Compensation Committee considers recommendations of Parker H. Petit, Chairman and Chief Executive Officer, and Thornton A. Kuntz, Jr., Senior Vice President, Administration. In establishing the top three Named Executive Officers, Mr. Kuntz conducts a compensation analysis of the practices of peer companies. The peer group companies are publicly-traded companies in the medical device, bio-medical and tissue sectors of the healthcare industry. The peer group selection and comparability are determined using, among other things, organizational criteria, revenue, market capitalization, complexity of business, industry sector, earnings growth, science/technology and other proprietary requirements for growth, and product offerings. The data from these companies provide the Company with a “benchmark.” The Compensation Committee believes that a benchmark is a point of reference for measurement, but not the sole determining factor for the compensation of these three Named Executive Officers. Additionally, Ms. McCaw’s compensation was not benchmarked against the peer group companies because there were relatively few reported comparable positions in the peer group study. Instead, Ms. McCaw’s compensation was benchmarked against the established compensation of the other Named Executive Officers.

From time to time as the need arises, the Committee also may retain the advice of an independent consultant and/or commission compensation studies. The Committee did not retain an independent consultant or commission any compensation studies in 2013 or 2014. The Compensation Committee considers the recommendation of the Chairman and Chief Executive Officer as crucial in its review and analysis of the compensation for the Named Executive Officers reporting to the Chief Executive Officer. Although compensation survey data are useful guides for comparative purposes, MiMedx believes that a successful compensation program also requires the application of judgment and subjective determinations of individual performance. In that regard, the Compensation Committee applies its judgment in reconciling the program’s objectives with the realities of retaining valued employees.

For 2013 compensation, the Compensation Committee utilized an analysis conducted by Mr. Kuntz to benchmark the major components of total executive compensation against a peer group of 22 publicly-traded companies in the medical device, bio-medical and tissue sectors of the healthcare industry. The 22 companies selected were those deemed by the Committee, after input from senior management, to be the most comparable to the Company during the period of the compensation analysis. For the period analyzed, the average, median and 75th percentile trailing 12-month annualized revenue of the 22 peer group companies were $131 million, $122 million and $189 million, respectively. For the same period, the average, median and 75th percentile market cap of the 22 peer group companies were $343 million, $199 million and $549 million, respectively.

The following companies comprise the peer group of 22 publicly-traded companies in the medical device, bio-medical and tissue sectors of the healthcare industry that were utilized in the 2013 compensation decisions:

Aastron Biosciences, Inc.	Cryolife, Inc.	Meridian Bioscience, Inc.
Abiomed, Inc.	Enzon Pharmaceuticals, Inc.	Osiris Therapeutics, Inc.
Advanced Cell Technologies Inc.	Exatech, Inc.	RTI Biologics, Inc.
Alphatec Holdings, Inc.	Fibrocell Science, Inc.	Stereotaxis, Inc.
Anika Therapeutics, Inc.	Harvard Bioscience, Inc.	Tornier N.V.
ArthroCare Corporation	Insulet Corporation	TranS1, Inc.
BioMimetic Therapeutics, Inc.	MAKO Surgical, Inc.
Conceptus, Inc.	Medical Action Industries, Inc.

For 2014 compensation, the Compensation Committee revised the composition of the peer group of publicly-traded companies to better align the peer group with the current early commercial stage, revenue and market capitalization of the Company. The 21 companies selected were those deemed by the Committee, after input from senior management, to be the most comparable to the Company during the period of the compensation analysis. For the period analyzed, the average, median and 75th percentile trailing 12-month annualized revenues of the 21 peer group companies were $147 million, $142 million and 235 million, respectively. For the same period, the average, median and 75th percentile market cap of the 21 peer group companies were $941 million, $854 million and $1,340 million, respectively.

The following companies comprise the peer group of the 21 publicly-traded companies in the medical device, bio-medical and tissue sectors of the healthcare industry that were utilized in the 2014 compensation decisions:

Abiomed, Inc.	Cyberonics, Inc.	InterMune, Inc.
Acorda Therapeutics, Inc.	Derma Sciences, Inc.	MAKO Surgical, Inc.
Advanced Cell Technologies, Inc.	DexCom, Inc.	Meridian Bioscience, Inc.
Alphatec Holdings, Inc.	Exatech, Inc.	Osiris Therapeutics, Inc.
ArthoCare Corporation	Exelixis, Inc.	RTI Surgical, Inc.
Athersys, Inc.	Geron Corporation	Tornier N.V.
Cryolife, Inc.	Insulet Corporation	XenPort, Inc.

In order to compete effectively for top executive-level talent, the Compensation Committee targets total direct compensation (base salary, annual cash incentives and long-term equity incentives) for Named Executive Officers between the 50th and 75th percentile of total direct compensation paid to similarly-situated executives of the companies comprising the peer group. Specific elements of compensation were targeted at the percentile of compensation paid to the peer group as set forth below:

Compensation Element	Targeted Percentile
Base Salary	50th to 60th Percentile
Annual Cash Incentives	50th to 60th Percentile
Long-Term Equity Incentives	60th to 75th Percentile

Because the Compensation Committee believes that a significant portion of total executive compensation should be tied to the annual and long-term performance of the Company, the Committee set the benchmarked mix of total direct compensation for the Named Executive Officers to be in the following range expressed as a percentage of total direct compensation

Named Executive Officer	Parker H. Petit	William C. Taylor	Michael J. Senken	Roberta L. McCaw
Base Salary As a Percentage of Total Direct Compensation	26%	30%	40%	42%
Annual Cash Incentives As a Percentage of Total Direct Compensation	15%	17%	16%	16%
Long-Term Equity Incentives As a Percentage of Total Direct Compensation	59%	53%	44%	42%
Total	100%	100%	100%	100%

The Company’s overall success is dependent upon the aggressive pursuit and achievement of the Company’s growth, profit, cash flow and strategic goals. The Compensation Committee believes that the Company’s compensation philosophy and practices for its Named Executive Officers will continue to serve those goals and, therefore, will continue to consist of a mix of competitive base compensation, annual cash incentives and long-term equity incentives.

Base Salary

MiMedx employees, including its Named Executive Officers, are paid a base salary commensurate with the responsibilities of their positions, the skills and experience required for the position, their individual performance, business performance, labor market conditions and with reference to peer company salary levels.

The annual base salary rates in effect at the start of fiscal year 2013 and the base rates of pay effective April 1, 2013, and April 1, 2014, for the Company’s Named Executive Officers are listed below:

Named Executive Officer	Base Salary Rate at Start of 2013	Base Salary Rate Effective April 1, 2013	Base Salary Rate Effective April 1, 2014
Parker H. Petit	$425,000	$480,000	$528,000
William C. Taylor	360,000	395,000	434,500
Michael J. Senken	250,000	275,000	302,500
Roberta L. McCaw (1)	240,000	240,000	264,000

(1) Prior to May 2013, Ms. McCaw was an attorney in private practice and an independent contractor, who devoted approximately 30 hours per week to services to MiMedx. In May 2013, Ms. McCaw changed her status from an independent contractor to an employee. Her hours and base compensation were unchanged.

In setting annual base salaries for the Named Executive Officers for fiscal 2013, the Compensation Committee reviewed compensation for comparable positions in the peer group companies. The Committee also took into account the scope of each executive’s responsibilities, skills, experience and performance. With respect to the CEO, the Committee considered the annual performance evaluation conducted by the Compensation Committee with respect to fiscal 2012. The Committee concluded that under Mr. Petit’s leadership and vision, 2012 was an excellent year with outstanding strategic and growth accomplishments and milestones:

•
Revenue for 2012 was approximately 3.5 times 2011 revenue and exceeded full year budgeted revenue of $23 million by close to $4 million. The fourth quarter of 2012 was the 5th consecutive quarter in which MiMedx met or exceeded its revenue goals.

•
The fourth quarter of 2012 marked the 8th consecutive quarter in which the Company reported improved gross profit margins. In the third quarter of 2012, the Company achieved its goal of gross margins in excess of 80%. The Company’s fourth quarter 2012 gross margins were more than a 23 percentage point improvement over fourth quarter of 2011 gross margins.

•
The Company made certain key strategic decisions during 2012 that dramatically escalated the Company’s share value and market cap and created the foundation for significant top line growth and increases in market share. Late in the second quarter, the Company added a National Sales Director to head up the government sector of its direct sales force. In the third quarter, the Company commenced its strategy to aggressively establish a direct sales force to serve the Veterans Administration (“VA”) hospitals, adding 21 members to its government-focused team of sales executives. MiMedx also commenced the strategic move to a direct sales force in the commercial wound care vertical by adding a National Sales Director in the third quarter and five new sales executives to this team during the fourth quarter of 2012.

•
The Company’s sales force expansion strategy proved to be extremely successful as MiMedx gained a sizeable share of the VA market sector during the second half of 2012. In concert with its direct sales force strategy, MiMedx consolidated its contracted distributors from 56 to 30.

•
To serve the increased demand for the Company’s allografts, MiMedx implemented continual expansions to its tissue processing operations, placenta recovery operations and the infrastructure support functions, such as Information Technology, Finance & Accounting, Sales Administration, Human Resources, and Quality Assurance. Including the additions to the sales force, MiMedx hired in excess of 120 new employees from April through December of 2012, which significantly improved the quality and depth of the organization.

•	The Company’s executives presented at nine major investor conferences and began the process of gaining institutional investors.

•	Through callable warrants, the Company raised approximately $4.9 million in 2012.

•
The Company completed its first EpiFix® Randomized Controlled Trial, which demonstrated that 92% of the patients treated with EpiFix® fully healed in six weeks. Also during 2012, MiMedx initiated four new clinical trials, completed phases 1 and 2 of a study of the scientific characterization of the Company’s amniotic allografts, and had two scientific articles published.

•
In the last quarter of 2012, MiMedx received its first patent for placental tissue grafts, and ended the year with more than 20 additional patent applications pending relating to the Company’s placental tissue allografts and supporting technologies.

•
MiMedx received the Medicare C-code for its EpiFix® grafts on January 1, 2012. The Company recruited a team of experts in the reimbursement arena to focus on reimbursement coverage processes. With the excellent results emanating from the Company’s clinical studies, by the end of 2012, MiMedx had received positive indications of coverage from five of the nine Medicare Administrative Contractors (“MACs”). In the last quarter of 2012, MiMedx brought its Reimbursement Call Center in-house to gain better control.

•
In the first quarter of 2012, the Company achieved its goal of positive Earnings Before Interest, Taxes, Depreciation, Amortization and Share-Based Compensation (“Adjusted EBITDA”) for the first time. Even with increased spending in sales, management and other infrastructure and significant investments in clinical trials, the Company continued to maintain positive Adjusted EBITDA each quarter. Although the Company did not achieve its forecasted Adjusted EBITDA for the year due to the above referenced strategic decisions and resultant costs, the decisions proved to be in the best interest of the Company and its shareholders.

•
MiMedx expanded its placenta recovery network to ensure the availability of placental tissue to meet expected demand. The Company began the year with a run rate of slightly over 100 donors per month and ended the year with a run rate of 450 donors per month. During the year, MiMedx added 15 contracted hospitals for placenta procurement.

•
The Company expanded its processing operations to ensure that the ongoing and potential demand for AmnioFix® and EpiFix® allografts can consistently be produced. During the year, MiMedx added key executives to this area of the Company and significantly expanded the laboratory operations staff and resources. Laboratory processing capacity at the beginning of the year was less than 25 placentas per week, and was expanded to 130 per week by the end of the year.

In setting annual base salaries for the Named Executive Officers for fiscal 2014, the Compensation Committee reviewed compensation for comparable positions in the peer group companies. The Committee also took into account the scope of each executive’s responsibilities, skills, experience and performance. With respect to the CEO, the Committee considered the annual performance evaluation conducted by the Compensation Committee, which had concluded that Mr. Petit’s performance in 2013 had been exceptional, as well as the fact that fiscal year 2013 was a monumental year for MiMedx. Under Mr. Petit’s leadership, MiMedx realized significant revenue growth and achieved substantial progress and successes in reimbursement coverage, clinical studies and publications, protection of intellectual property, build-out of corporate infrastructure, and sales force expansion. The Company’s achievements in 2013 are summarized as follows:

•
Revenue for 2013 of $59.3 million was approximately 2.2 times 2012 revenue. The Company exceeded full year budgeted revenue of $53 million by more than 10%. The fourth quarter of 2013 was the ninth consecutive quarter in which the Company met or exceeded its revenue goals.

•
The fourth quarter of 2013 marked the eighth consecutive quarter of positive Adjusted EBITDA (defined as Earnings Before Interest, Taxes, Depreciation, Amortization and Share-Based Compensation). The Company’s full year 2013 gross margins of 84% represented a three percentage point improvement over 2012 record gross margins of 81%.

•
In the third quarter, for the first time in Company history, MiMedx achieved its goal of positive quarterly cash flow from operations. The fourth quarter cash flow from operations continued and grew this positive trend.

•	Throughout 2013, the Company aggressively expanded its direct sales force in key sales verticals and markets and in key geographies.

•
The FDA’s “Untitled Letter” questioning the Company’s micronized products’ status for marketing solely under Section 361 was an unexpected event during the year. The organization responded extremely well to this with a quick and detailed response to the FDA and its up-front messaging to the investment community and physician customers. The Company is diligently pursuing a Biologics License Application with the FDA.

•	Although not as aggressive as the expansion of the sales force, on an as-needed basis, MiMedx grew the capabilities and staff within all of its infrastructure support functions.

•
MiMedx executives presented at a dozen highly recognized investor conferences and secured coverage from 4 analysts reporting on the Company. At the close of 2013, the Company had nearly 30% institutional ownership, as compared to approximately 2% at the beginning of 2013.

•	The Company’s December 2013 follow-on offering of common stock was more than five times oversubscribed.

•
MiMedx fulfilled its strategy of securing a listing on NASDAQ. This milestone facilitated the goal of broadening the Company’s exposure to the investment community and increasing the trading volume in MiMedx stock.

•
The Company was granted ten new patents during 2013, and by the end of 2013, MiMedx had 11 dehydrated human amnion/chorion membrane (“dHACM”)-based U.S. patents. MiMedx currently has more than 50 additional amnion patent submissions under various stages of review by the US Patent and Trademark Office.

•
MiMedx provided a wealth of detailed analytics to the Centers for Medicare and Medicaid (“CMS”) in support of their Hospital Outpatient Prospective Payment System (OPPS) Pricing Rule to package the reimbursement for certain products used in advanced wound care with the related surgical procedure. The Company expects the CMS final rule to have a positive impact on revenues in 2014.

•
The Company effectively executed on its comprehensive reimbursement coverage strategy. Based on the excellent results from its clinical studies, MiMedx successfully secured coverage from six of the eight Medicare Administrative Contractors (“MACs”) by the end of 2013.

•
The Company maintained an aggressive schedule of clinical studies, including Randomized Controlled Trials, Crossover Studies and follow-up studies, which chronicled the clinical effectiveness of the MiMedx dHACM allografts. In the collective body of work resulting from the studies, the results achieved were remarkable and compelling.

•
MiMedx continued to execute on its strategic focus to expand its placenta recovery network and ensure the ongoing and potential demand for its dHACM allografts is fully served. Currently, MiMedx has secured relationships with hospitals and physician practices that will allow for placenta procurement adequate enough for close to $500 million in revenue.

•	The Company continued its progress in gaining greater degrees of efficiency and capacity in its processing operations.

Cash Incentives

Annual cash bonuses for the Named Executive Officers and other executives are determined under the Company’s Management Incentive Plan (the “MIP”), which is an annual cash incentive plan that is designed to incentivize and reward achievement of the current year’s financial and operational goals.

Each of the Named Executive Officers and other executives that report directly to the Chairman and Chief Executive Officer or President and Chief Operating Officer are eligible to participate in the MIP (“MIP Participants”), with a targeted base bonus equal to a specified percentage of his/her base salary.

Payment of bonuses under the MIP is contingent on the achievement of annual performance measures specific to each fiscal year. In the first quarter of each fiscal year, the Compensation Committee approves and recommends to the full Board the MIP criteria for targeted incentive amounts, eligibility, performance measures and calculation formula of earned incentives.

2013 MIP

The 2013 MIP was adopted in March 2013. For 2013, each of the Named Executive Officers and other MIP Participants participated in the 2013 MIP with a targeted Base Bonus amount expressed as a percentage of annual base salary to be earned based upon the achievement of a combination of the Company’s consolidated 2013 revenue and 2013 Earnings Before Interest, Taxes, Depreciation, Amortization and Share-Based Compensation (“Adjusted EBITDA”) targets. Eighty percent of each Named Executive Officer’s targeted Base Bonus was based upon 2013 revenue, and 20% was based on 2013 Adjusted EBITDA. Provided a threshold level of 2013 Adjusted EBITDA was achieved, the incentive payments for revenue performance and Adjusted EBITDA performance were to be calculated independent of the other component.

An excess incentive amount (“Excess Bonus”), as recommended by the Compensation Committee and approved by the Board of Directors, could be earned for 2013 Revenue and/or 2013 Adjusted EBITDA performance that exceeded the respective targets, provided the total payment did not exceed two times the targeted Base Bonus amount for the respective Named Executive Officer or other MIP Participant.

For each MIP Participant, the Compensation Committee established a target base bonus (the “Base Bonus”). The 2013 target Base Bonus for Named Executive Officers ranged from 40% to 55% of year-end base salary. The Adjusted EBITDA target (“Adjusted EBITDA Target”) was set based on the Company’s 2013 operating budget approved by the Board of Directors in December 2012. The Compensation Committee believes that an important aspect of the MIP is that it is “self-funding,” in that a minimum level of performance against the targets must be achieved in order for any bonus payments to be made. Therefore, the achievement of a threshold level of Adjusted EBITDA performance (“Adjusted EBITDA Threshold”) was a condition to any payment based on Adjusted EBITDA or revenue. Named Executive Officers had an opportunity to earn a base bonus as follows:
EBITDA Performance

•
The Board established the percentage of the applicable Base Bonus that was payable based on the achievement of specified levels of 2013 Adjusted EBITDA performance between the Adjusted EBITDA Threshold of $4.5 million and the Adjusted EBITDA Target of $7.7 million.

•	No portion of the Base Bonus allocated to Adjusted EBITDA performance was eligible for payment unless the Adjusted EBITDA Threshold was exceeded.

•	Between 1% and 100% of the Base Bonus allocated to Adjusted EBITDA performance was payable if EBITDA performance was between the Adjusted EBITDA Threshold and the Adjusted EBITDA Target.

Revenue Performance

•
The Board established a minimum level of revenue for any payment based on revenue (the “Revenue Minimum”) and a target revenue level (the "Revenue Target”) and the percentage of the applicable Base Bonus that was payable based on the achievement of specified levels of 2013 performance between the Revenue Minimum of $47.7 million and the Revenue Target of $53.0 million.

•	No portion of the Base Bonus allocated to revenue performance was eligible for payment unless the Adjusted EBITDA Threshold and Revenue Minimum were achieved.

•	Assuming the Adjusted EBITDA Threshold and Revenue Minimum were achieved, payment of between 1% and 100% of the Base Bonus allocated to revenue performance was payable.

The Company’s 2013 Adjusted EBITDA was $5.5 million. Therefore, the 2013 Adjusted EBITDA Threshold was achieved, but the 2013 Adjusted EBITDA Target was not. Based on the achieved level of 2013 Adjusted EBITDA, participants earned 50% of the Base Bonus allocated to Adjusted EBITDA. The Company’s 2013 revenue of $59.2 exceeded both the 2013 Revenue Minimum and the 2013 Revenue Target, which meant that 100% of the Base Bonus allocated to revenue performance was earned and participants were eligible for Excess Bonus as determined in the discretion of the Board. The Excess Bonus amount was recommended by the Compensation Committee and approved by the Board. The Excess Bonus represented an additional gross amount equal to 10.8% of each Named Executive Officer’s respective annual base salary.

The table below presents the targeted Base Bonus in dollars and expressed as a percentage of base salary for each of the Company’s Named Executive Officers, as well as the actual Base Bonus and Excess Bonus earned in 2013. The bonuses were paid in February 2014.

Named Executive Officer	Target Base Bonus as % of 2013 Base Salary	Target Base Bonus Amount	Actual Base Bonus Payment	Actual Excess Bonus Payment	Actual Total 2013 MIP Payment
Parker H. Petit	55%	264,000	237,600	54,921	292,521
William C. Taylor	55%	217,250	195,525	45,196	240,721
Michael J. Senken	40%	110,000	99,000	22,884	121,884
Roberta L. McCaw	40%	96,000	86,400	19,971	106,371

2014 MIP

The 2014 MIP was adopted in February 2014. Although the Revenue and EBITDA targets are based on expectations for the 2014 fiscal year, the design of the 2014 MIP is similar to the 2013 MIP. The Named Executive Officers’ targeted Base Bonus percentages for 2014 are the same as the percentages in 2013. The key differences between the 2014 MIP and the 2013 MIP are as follows:

•
Ninety percent of each Named Executive’s targeted Base Bonus is based upon 2014 MiMedx Revenue, and 10% is based on 2014 Adjusted EBITDA, whereas in 2013, 80% of the bonus was based on Revenue and 20% was based on Adjusted EBITDA.

•
The Excess Bonus is established to be earned and paid in accordance with a formula based on 2014 actual revenue that exceeds the 2014 Revenue Target, whereas in 2013, the Excess Bonus was determined by the Board in its discretion for revenue or Adjusted EBITDA that exceeded the respective targets.

Long-Term Equity Incentives

The Company’s stock option and restricted stock awards are administered through the Company’s Assumed 2006 Stock Incentive Plan (“2006 Stock Incentive Plan”) and are designed to align the interests of the Company’s Named Executive Officers and other MiMedx officers and members of management with the interests of the Company’s shareholders, and serve as a key retention tool. Stock options and restricted stock vest over a period of time. The Committee believes that a vesting period is a positive motivator for the Company’s officers and management to focus their strategy and efforts on the Company’s long-term goals. Working toward the long term growth of the price of the Company’s stock produces the ultimate financial gain for the executives’ equity awards and increase in value for the Company’s shareholders.

Historically, the Company granted only stock options under the 2006 Stock Incentive Plan and the Compensation Committee continues to believe that options are the most appropriate method of rewarding and incentivizing long-term performance. Beginning in October 2012, however, the Committee adopted the strategy of granting restricted stock in lieu of or in combination with stock option grants in certain instances where the Compensation Committee believes that a restricted stock grant is a more efficient way to reward and motivate superior performance. The Compensation Committee recognized that stock options are an effective form of equity compensation that motivates the Named Executive Officers and other executives to rigorously pursue the long term strategic goals of the Company. This alignment occurs because stock options only have value when the Company’s stock price increases over time. The Compensation Committee also believes that restricted stock awards are an effective form of equity compensation because they are a strong retention tool for Named Executive Officers and other key executives. Restricted stock awards increase in value as the Company’s stock price increases over time, but they also continue to have value in the event of a stock price decline. Thus, unlike stock options, restricted stock does not lose its retention value in the event of a decline in stock price. Additionally, the Compensation Committee recognized that restricted stock awards are becoming an increasingly prevalent tool in the incentive compensation reported by the peer group of publicly-traded companies. The Compensation Committee and management consider the circumstances of each equity grant and determine whether granting stock options exclusively, restricted stock in lieu of stock options, or restricted stock in combination with stock options is most likely to achieve the Company’s motivational, retention and/or recruiting objectives.

Based on the peer group competitive data, the Committee has established a target annual long-term incentive value as a guide by which to measure the appropriate and competitive value of the annual equity grant approved for each Named Executive Officer. The target is derived from the peer group of publicly-traded companies and is expressed as a percentage of the Named Executive Officer’s annual base salary.

In determining the approved level of equity grants, the Compensation Committee considers the individual’s target annual long term incentive value, the Company’s overall option “overhang,” the employee’s level of responsibility and performance, prior equity awards, comparative compensation information and the anticipated expense to the Company. Although the Compensation Committee’s philosophy is to benchmark long-term equity incentive awards at the 60th to 75th percentile of awards to similarly-situated executives of companies in the peer group, because of the impact on the shares available for issuance under the Company’s long-term incentive plans and the expense that would be associated with grants at that level, the actual level of the equity awards to the Named Executive Officers in 2013 were less than the target.

In 2013, all awards of stock options and restricted stock were dated and priced as follows:

•
All awards of stock options and awards of restricted stock to current employees and independent contractors were granted and priced, as applicable, as of the close of the business day on which the Committee approved the grant.

•
All awards of stock options and awards of restricted stock granted to newly-hired employees and independent contractors whose employment or engagement had not yet commenced on the date approved by the Committee were granted and priced, as applicable, as of the later of the business day on which the Compensation Committee approved such grants or the date of employment or engagement, as applicable.

Vesting of awards under the 2006 Stock Incentive Plan is established by the Committee at the time of the grant. To optimize the retention value of the awards and to orient recipients to the achievement of longer-term goals, objectives and success, all 2013 awards vest in three equal installments on the first, second and third anniversaries of the Grant Date.

Historically, the Company has made a broad performance-based annual grant of stock options to its management employees, including the Named Executive Officers, in February or March of each year. It is the Compensation Committee’s intention to continue the practice of granting annual awards at the time of the Compensation Committee’s February or March meeting. In addition to the Company’s broad performance-based annual grant to Named Executive Officers and certain other management employees, the Company made additional grants of stock options throughout the year to newly-hired officers and managers and to existing management to attract management talent to join the Company, to reward specific performance, in connection with promotions or other achievements and to address specific retention concerns.

In 2013, all equity-based awards were issued under plans previously approved by the Company’s shareholders.

2013 and 2014 Stock Options and Restricted Stock Granted to Named Executive Officers

Although the Compensation Committee’s philosophy is to benchmark long-term equity incentive awards at the 60th to 75th percentile of awards to similarly-situated executives of companies in the peer group, because of the impact on the shares available for issuance under the Company’s long-term incentive plans and the expense that would be associated with grants at that level, the actual level of the equity awards to the Named Executive Officers in the March 6, 2013, annual grant were less than the benchmark.

On March 6, 2013, Mr. Petit was granted an option to purchase 250,000 shares of common stock and awarded 80,000 restricted shares. On October 29, 2013, Mr. Petit was granted an option to purchase 75,000 shares and awarded 26,000 restricted shares. On February 25, 2014, Mr. Petit was granted an option to purchase 177,110 shares and awarded 57,037 restricted shares.

On March 6, 2013, Mr. Taylor was granted an option to purchase 165,000 shares and awarded 55,000 restricted shares. On October 29, 2013, Mr. Taylor was granted an option to purchase 50,000 shares and awarded 18,000 restricted shares. On February 25, 2014, Mr. Taylor was granted an option to purchase 113,359 shares and awarded 36,506 restricted shares.

On March 6, 2013, Mr. Senken was awarded a stock option to purchase 75,000 shares and awarded 25,000 restricted shares. On October 29, 2013, Mr. Senken was awarded a stock option to purchase 17,500 shares and awarded 8,250 restricted shares. On February 25, 2014, Mr. Senken was awarded a stock option to purchase 49,607 shares and awarded 15,976 restricted shares.

On March 6, 2013, Ms. McCaw was granted an option to purchase 53,000 shares and awarded 14,000 restricted shares. On February 25, 2014, Ms. McCaw was granted an option to purchase 35,780 shares and awarded 11,523 restricted shares.

The grants made to Mr. Petit, Mr. Taylor and Mr. Senken on October 29, 2013, were made in recognition of their respective contributions to the Company’s outstanding performance during the first nine months of the year and to supplement their March 6, 2013, annual grants, which were less than the benchmarked grant fair value for their respective positions. The fair value of the combined March 6, 2013, and October 29, 2013, grants to Mr. Petit, Mr. Taylor, Mr. Senken and Ms. McCaw were, $1,502,383, $1,026,704, $450,122, and $227,422, respectively.

Perquisites

The Company does not provide executive officers with perquisites and other personal benefits beyond the Company benefits offered to similarly situated employees.

Employment Agreements

The Company's philosophy is to enter into employment agreements with Named Executive Officers when necessary and appropriate based upon the particular facts and circumstances involved in the individual employment relationship. Currently, the Company does not have any employment agreements with any of the Named Executive Officers; however, as described in more detail below, the Company has entered into change in control severance agreements with three of the four Named Executive Officers. If in the future, employment agreements are entered into between a Named Executive Officer and the Company, the Compensation Committee will be responsible for the review and approval of the terms and conditions of any such employment agreements.

Retirement and Other Benefits

Savings Plan

The 401(k) savings plan is a broad-based tax-qualified retirement savings plan to which all employees, including the Named Executive Officers, may contribute an amount equal to the limit prescribed by the Internal Revenue Service on a before-tax basis. In 2013, the Company did not provide for a matching contribution. The Company intends to institute a matching contribution at a later date. The future effective date and the formula for matching of the participant’s voluntary salary contributions have not yet been determined.

Benefits upon a Change in Control

The Company has entered into change-in-control severance agreements with Mr. Petit, Mr. Taylor and Mr. Senken to provide for severance compensation should their employment be terminated under certain defined circumstances. In 2013, the lump sum severance payable as a multiple of Mr. Taylor’s and Mr. Senken’s respective base salaries and target base bonuses was increased to be more in line with that of the peer group companies. The Compensation Committee believes that the severance arrangements are key components to a competitive compensation package and, as modified, are in line with that of companies in the peer group. In addition, the Compensation Committee believes that the change-in-control severance arrangements will help the Company retain its executive leadership in the event of a possible change in control and should such change in control occur, will help retain executive talent for the new organization.

The agreements provide for compensation to the executive in the event the executive’s employment with the Company is terminated following the consummation of a “change-in-control” for reasons other than the executive’s death, disability or for “Cause” (as defined in the respective agreements), or if the executive voluntarily terminates employment for “Good Reason” (as defined in the respective agreements). The compensation payable under the agreements is a lump sum severance payment equal to a multiple of the executive’s annual base salary and targeted base bonus as of the date of the change-in-control. The multiple applicable to Mr. Petit is three times his base salary and targeted base bonus. The multiple applicable to Mr. Taylor is two times his base salary and targeted base bonus; and the multiple applicable to Mr. Senken is one and one-half times his base salary and targeted base bonus. In addition, following termination of employment, the executives are entitled to receive for a period of three years in the case of Mr. Petit, two years in the case of Mr. Taylor and 18 months in the case of Mr. Senken, health insurance coverage (subject to a COBRA election), life insurance and certain other fringe benefits equivalent to those in effect at the date of termination and will be entitled to receive additional amounts, if any, relating to any excise taxes imposed on the executive as a result of Section 280G of the Code. The agreements require the executive to comply with certain covenants that preclude the executive from competing with the Company or soliciting customers or employees of the Company for a period following termination of employment equal to the period for which fringe benefits are continued under the applicable agreement. The agreements expire three years after a change in control of the Company or any successor to the Company.

The change-in-control severance agreements with Mr. Petit, Mr. Taylor and Mr. Senken do not influence the vesting status of outstanding stock options and restricted stock under the 2006 Stock Incentive Plan. However, under the terms of the 2006 Stock Incentive Plan, in the event of a Change in Control as defined in the 2006 Stock Incentive Plan, all Awards vest and become immediately exercisable in full.

A calculation of the potential post-employment payments due to the specified Named Executive Officers under the agreements discussed above assuming the triggering event for the payments occurred on the last business day of the year ended December 31, 2013, is set forth below under the heading "Potential Payments Upon Termination or Change In Control."
Compensation Risk Assessment

On an ongoing basis, the Compensation Committee considers the risks inherent in the Company’s compensation programs. The Compensation Committee does not believe that our compensation policies and practices encourage excessive and unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on the Company. The design of our compensation policies and practices encourages our employees to remain focused on both our short- and long-term goals.

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits to $1 million the tax deductions a public company can take for compensation paid to each of the Company’s Named Executive Officers. Qualifying performance-based compensation will not be subject to the deduction limitation if certain requirements are met. The Committee considers the impact of this exclusion when developing and implementing our executive compensation programs, and strives to link executive compensation programs to the financial performance of the Company such that they will not be subject to the limitations of Section 162(m). The Committee reserves the right, however, to use its judgment to authorize compensation payments that would trigger non-deductibility under Section 162(m) when the Committee believes such payments are appropriate and in the best interests of the Company’s shareholders.

Sections 280G and 4999 of the Internal Revenue Code impose an excise tax on certain payments to executives made in conjunction with a change in control and make such payments non-deductible to the Company. The effects of Sections 280G and 4999 generally are unpredictable and can have widely divergent and unexpected effects based on an executive’s personal compensation history. To ensure that Mr. Petit, Mr. Taylor and Mr. Senken receive the levels of compensation and benefits that the Company intends, the Compensation Committee and the Board of Directors determined that it would be appropriate to pay the cost of any excise tax imposed under Sections 280G and 4999, in the event that such provisions become applicable, plus an amount needed to pay income taxes on such additional payments. Mr. Petit’s, Mr. Taylor’s and Mr. Senken’s respective change in control severance agreements provide for such a gross-up payment. The Compensation Committee and the Board of Directors believe the these gross-up payments, in the event that such payments would be applicable, are consistent with the

Compensation Committee’s philosophy of providing its Named Executive Officers with compensation that is competitive with the market’s practices and requirements.

COMPENSATION COMMITTEE REPORT

The Committee has reviewed the Compensation Discussion and Analysis and discussed that document with management. Based on its review and discussions with management, the Committee recommended to its Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2013 Annual Report and proxy statement. This report is provided by the following independent directors, who comprise the Compensation Committee:

Joseph G. Bleser, Compensation Committee Chairman
Larry W. Papasan, Compensation Committee Member
Neil S. Yeston, Compensation Committee Member

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is or has been an officer or employee of the Company. During fiscal 2013 none of the Company’s executive officers served on the board of directors or compensation committee of any other entity that had an executive officer that serves on the Company’s Board or Compensation Committee.

SUMMARY COMPENSATION TABLE

The following table summarizes with respect to the Company's Named Executive Officers, the compensation paid by the Company for services in all capacities rendered to the Company during the years ended December 31, 2013, 2012 and 2011. The table does not include compensation for all three years if such officer was not a named executive officer in a previous year.

Name and Principal Position	Reporting Period YE	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non - Equity Incentive Plan Compensation Awards ($)(4)	All Other Compensation	Total ($)

Parker H. “Pete” Petit,	2013	465,192	—	548,340	954,043	292,521	—	2,260,096
Chairman and Chief Executive Officer	2012	354,327	212,500	—	706,713	—	—	1,273,540
	2011	325,000	—	—	696,500	—	—	1,021,500

William C. Taylor,	2013	385,577	—	377,670	649,034	240,721	—	1,653,002
President and Chief Operating Officer	2012	343,846	180,000	—	530,035	—	—	1,053,881
	2011	300,000	—	—	352,850	—	—	652,850

Michael J. Senken,	2013	268,269	—	172,043	278,079	121,884	—	840,275
VP and Chief Financial Officer	2012	236,538	100,000	—	160,250	—	—	496,788
	2011	198,269	—	—	213,950	—	—	412,219

Roberta L. McCaw,	2013	240,000	—	70,980	156,442	106,371	—	573,793
General Counsel and Secretary (5) (6)

(1)
The amounts reported for 2012 reflect discretionary bonuses paid in 2013 related to 2012 services. The Company follows the provisions of ASC topic 718 “Compensation – Stock compensation,” which requires the use of the fair-value based method to determine compensation for all arrangements under which employees and others receive shares of stock or equity instruments.

(2)
The amounts shown represent the aggregate grant date fair value of awards of restricted stock made to the executive officer in the year indicated in accordance with FASB ASC topic 718 “Compensation – Stock compensation.” As required by applicable SEC rules, awards are reported in the year of grant. The restricted stock awards vest one third on each anniversary of the date of grant.

(3)
The amounts shown represent the aggregate grant date fair value of awards of restricted stock made to the executive officer in the year indicated in accordance with FASB ASC topic 718 “Compensation – Stock compensation.” For stock options, fair value is calculated using the Black-Scholes value on the grant date. The assumptions made in the valuation of the Company's option awards is disclosed in Note 10 to the Company's consolidated financial statements contained in its Annual Report on Form 10-K for the year ended December 31, 2013. As required by applicable SEC rules, awards are reported in the year of grant. The options vest one third on each anniversary of the date of the award.

(4)	Reflects amounts that were earned under the Company's 2013 Management Incentive Plan that were determined and paid during the first quarter of 2014.

(5)	Due to the fact that the Company was a smaller reporting company in 2011 and 2012, Ms. McCaw was not a named executive officer in 2011 or 2012.

(6)
Ms. McCaw works 30 hours per week. From January 1, 2013, to May 12, 2013, Ms. McCaw was paid as an independent contractor. Effective May 13, 2013, Ms. McCaw became an employee. Her rate of pay was unchanged. The amount shown in this column represents $92,308 paid to her as an independent contractor for the period January 1, 2013, through May 12, 2013, and $147,692 paid to her as an employee for the period May 13, 2013, through December 31, 2013.

Narrative to Summary Compensation Table

The Company does not have employment agreements with any of its Named Executive Officers. In addition to receiving a base salary as established by the Compensation Committee of the Board, beginning in calendar year 2012, each of the Company’s Named Executive Officers is entitled to participate in the Company’s Management Incentive Plan (“MIP”), with a targeted base bonus equal to a specified percentage of his or her base salary. Payment of bonuses under the MIP is contingent on certain performance measures as established by the Compensation Committee on an annual basis. Each of the Executive Officers also is eligible for awards under the 2006 Stock Incentive Plan as may be granted by the Compensation Committee or the Board in their sole discretion. For a description of the amount of salary and bonus compensation in proportion to total compensation, see “Compensation Discussion and Analysis-Overview of Compensation and Process.”

The Company also has entered into Change in Control Severance Agreements with Messrs. Petit, Taylor and Senken. For a description of the benefits payable under these agreements, see “Potential Payments Upon Termination or Change in Control.”

Salary

•	Mr. Petit- In March 2013, the Compensation Committee approved an increase in Mr. Petit’s annual base salary from $425,000 to $480,000 to be effective on April 1, 2013.

•	Mr. Taylor-In March 2013, the Compensation Committee approved an increase in Mr. Taylor’s salary from $360,000 to $395,000, effective April 1, 2013.

•	Mr. Senken-In March 2013, the Compensation Committee approved an increase in Mr. Senken’s base salary from $250,000 to $275,000 effective April 1, 2013.

•
Ms. McCaw- Ms. McCaw works a modified schedule of 30 hours per week. Her annual base pay for 2013 was $240,000. From January 1, 2013, to May 12, 2013, Ms. McCaw was paid as an independent contractor. Effective May 13, 2013, Ms. McCaw became an employee. Her compensation was unchanged. The amount shown in this column represents $92,308 paid to her as an independent contractor for the period January 1, 2013 through May 12, 2013, and $147,692 paid to her as an employee for the period May 13, 2013, through December 31, 2013.

Bonus

The amounts in this column represent discretionary bonuses paid in 2013 related to 2012 services. Payments under the Company’s Management Incentive Plan are included in the column headed “Non-Equity Incentive Plan Compensation.”

Stock Awards

The amounts shown represent the aggregate grant date fair value of awards of restricted stock made to the executive officer in the year indicated in accordance with FASB ASC Topic 718 “Compensation-Stock compensation.” As required by applicable SEC rules, awards are reported in the year of grant. The restricted stock awards vest one third on each anniversary of the date of grant. For additional information regarding these stock awards, see the “Compensation Discussion and Analysis-Long Term Equity Incentives--2013 and 2014 Stock Options and Restricted Stock Granted to Named Executive Officers,” as well as the “Grants of Plan-Based Awards for Fiscal 2013” table below.

Option Awards

The amounts shown represent the aggregate grant date fair value of option awards made to the executive officer in the year indicated, computed in accordance with FASB ASC topic 718 “Compensation - Stock compensation.” For stock options, fair value is calculated using the Black-Scholes value on the grant date. The assumptions made in the valuation of the Company’s option awards is disclosed in Note 10 to the Company’s consolidated financial statements contained in its Annual Report on Form 10-K for the year ended December 31, 2013. As required by applicable SEC rules, awards are reported in the year of grant. The options vest one third on each anniversary of the grant date of the award . For additional information regarding these stock awards, see the “Compensation Discussion and Analysis-Long Term Equity Incentives--2013 and 2014 Stock Options and Restricted Stock Granted to Named Executive Officers,” as well as the “Grants of Plan-Based Awards for Fiscal 2013” table below.

Non-Equity Incentive Plan Compensation
The amounts reported in this column represent the cash amounts paid to the Named Executive Officers under the 2013 Management Incentive Plan. The amounts were determined and paid in the first quarter of 2014. For a description of the 2013 Management Incentive Plan and the performance against the targets see "Compensation Discussion and Analysis - Cash Incentives - 2013 MIP."

GRANTS OF PLAN-BASED AWARDS FOR FISCAL 2013

The following table provides information regarding grants of plan-based awards to the Company’s Named Executive Officers during fiscal 2013.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#) (4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (5)
Name	Grant Date(1)	Threshold ($)(2)	Target ($)(2)	Maximum ($)(2)
Parker H. Petit		528	264,000	528,000
	3/6/2013				80,000	250,000	5.07	1,143,533
	10/29/2013				26,000	75,000	5.49	358,850
William C. Taylor		435	217,250	434,500
	3/6/2013				55,000	165,000	5.07	765,885
	10/29/2013				18,000	50,000	5.49	260,819
Michael J. Senken		220	110,000	220,000
	3/6/2013				25,000	75,000	5.07	348,130
	10/29/2013				8,250	17,500	5.49	101,992
Roberta L. McCaw		192	96,000	192,000
	3/6/2013				14,000	53,000	5.07	227,422

(1)
Reflects the dates on which the grants of stock options or restricted stock were approved by the Board. No executive officer paid any amount to the Company in consideration of the grant of any stock options or restricted stock.

(2)
For Non-Equity Incentive Plan Awards, these columns show the range of possible cash payouts that could have been earned by each of the Named Executive Officers under the 2013 Management Incentive Plan. “Threshold” represents the lowest possible payout if there is a payout and “Maximum” reflects the highest possible payout. Actual amounts paid are reflected in the Summary Compensation Table above.

(3)	Represents shares of the Company’s common stock subject to restricted stock awards granted under the 2006 Stock Incentive Plan. The shares vest one third on each anniversary of the grant date.

(4)	Represents options granted under the 2006 Stock Incentive Plan. The options vest one third on each anniversary of the grant date.

(5)
Amounts shown do not reflect compensation actually received by the executive officer. Instead, the amounts shown reflect the grant date fair market values of the awards computed in accordance with FAS ASC Topic 718- “Compensation-Stock compensation.” For stock options, fair value is calculated using the Black-Scholes value on the grant date. The assumptions made in the valuation of the Company’s option awards is disclosed in Note 10 to the Company’s consolidated financial statements contained in its Annual Report on Form 10-K for the year ended December 31, 2013. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The actual amount of compensation that may be earned by the executive officer will depend on the extent to which the awards vest and the price of the Company’s common stock at the time of exercise or vesting.

OUTSTANDING EQUITY AWARDS ON DECEMBER 31, 2013
The following table shows the number of shares covered by exercisable and unexercisable options and unvested restricted stock awards held by the Company's Named Executive Officers on December 31, 2013. The Company has not made any equity awards under incentive plans and no equity incentive plan awards were outstanding on December 31, 2013.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Securities Unvested	Market Value of Unvested Securities ($)
Parker H. Petit	425,000	—		0.73	2/24/2019
	62,500	—		0.50	7/31/2014
	225,000	—		1.65	2/23/2020
	100,000	—		1.20	5/11/2020
	83,333	41,667	(1)	1.35	1/5/2021
	200,000	100,000	(2)	1.23	3/18/2021
	333,333	166,667	(3)	1.05	6/29/2021
	133,333	66,667	(4)	1.10	12/14/2021
	266,667	533,333	(5)	1.25	2/23/2022
	33,333	66,667	(6)	2.94	10/31/2022
	—	250,000	(7)	5.07	3/6/2023	80,000 (10)	699,200
	—	75,000	(8)	6.04	10/29/2018	26,000 (11)	227,240
William C. Taylor	216,435	—		0.70	9/22/2019
	350,000	—		1.65	2/23/2020
	50,000	25,000	(1)	1.35	1/5/2021
	150,000	75,000	(2)	1.23	3/18/2021
	83,333	41,667	(9)	1.18	8/3/2021
	76,666	38,884	(4)	1.10	12/14/2021
	200,000	400,000	(5)	1.25	2/23/2022
	25,000	50,000	(6)	2.94	10/31/2022
	—	165,000	(7)	5.07	3/6/2023	55,000 (10)	480,700
	—	50,000	(8)	5.49	10/29/2023	18,000 (11)	157,320
Michael J. Senken	100,000	—		0.87	1/15/2020
	100,000	—		1.65	2/23/2020
	25,000	—		1.20	5/11/2020
	33,333	16,667	(1)	1.35	1/5/2021
	73,333	36,667	(2)	1.23	3/18/2021
	116,666	58,334	(4)	1.10	12/14/2021
	50,000	100,000	(5)	1.25	2/23/2022
	11,666	23,334	(6)	2.94	10/31/2022
	—	75,000	(7)	5.07	3/6/2023	25,000 (10)	218,500
	—	17,500	(8)	5.49	10/29/2023	8,250(11)	72,105
Roberta L. McCaw	10,000	—		0.50	7/31/2019
	37,500	—		0.70	9/22/2019
	40,000	—		1.65	2/23/2020
	75,000	—		1.20	5/11/2020
	10,000	5,000	(1)	1.35	1/5/2021
	26,666	13,334	(2)	1.23	3/18/2021
	26,666	53,334	(5)	1.25	2/23/2022
	—	53,000	(7)	5.07	3/6/2023	14,000 (10)	122,360

(1)	The unexercisable portion of this option vested and became exercisable on January 5, 2014.

(2)	The unexercisable portion of this option vested and became exercisable on March 18, 2014.

(3)	The unexercisable portion of this option vests and becomes exercisable on June 28, 2014.

(4)	The unexercisable portion of this option vests and becomes exercisable on December 14, 2014.

(5)
One half of the unexercisable portion of this option vested and became exercisable on February 23, 2014. The other half of the unexercisable portion of this option vests and becomes exercisable on February 23, 2015.

(6)	The unexercisable portion of this option vests and becomes exercisable in equal installments on each of October 31, 2014 and 2015.

(7)
One third of the unexercisable portion of this option vested and became exercisable on March 6, 2014. The remaining unexercisable portion of this option vests in equal installments on each of March 6, 2015 and 2016.

(8)	The unexercisable portion of this option vests and becomes exercisable in equal installments on each of October 29, 2014, 2015 and 2016.

(9)	The unexercisable portion of this option vests and becomes exercisable on August 3, 2014.

(10)	On March 6, 2014, one third of the awards vested. The remaining balance of each award will vest in equal installments on March 6, 2015 and 2016, respectively.

(11)	The awards will vest in equal installments on October 29, 2014, 2015 and 2016, respectively.

OPTION EXERCISES AND STOCK VESTED (FY2013) TABLE
The following table provides information concerning each exercise of stock options and each vesting of restricted stock during the fiscal year ended December 31, 2013, on an aggregated basis with respect to each of the Company’s Named Executive Officers.

	Option Awards		Stock Awards
Name	Number of Securities Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Securities Acquired on Vesting (#)	Value Realized on Vesting ($)
Parker H. Petit	300,000	960,000	—	—
William C. Taylor	443,565	2,220,808	—	—
Michael J. Senken	50,000	153,000	—	—
Roberta L. McCaw	—	—	—	—
(1) Represents the difference between the market value of the underlying shares on the date of exercise and the exercise price.

Potential Payments upon Termination or Change in Control

The Company has entered into change-in-control severance agreements with Messrs. Petit, Taylor and Senken. The agreements provide for compensation to the executive in the event the executive’s employment with the Company is terminated following the consummation of a “change-in-control” for reasons other than the executive’s death, disability or for “Cause” (as defined in the respective agreements), or if the executive voluntarily terminates employment for “Good Reason” (as defined in the respective agreements). The compensation payable under the agreements is a lump sum severance payment equal to a multiple of the executive’s annual base salary and targeted base bonus as of the date of the change-in-control. The multiple applicable to Mr. Petit is three. The multiple applicable to Mr. Taylor is two and the multiple applicable to Mr. Senken is one and a half. In addition, following termination of employment, these executives are entitled to receive for a period of three years in the case of Mr. Petit, two years in the case of Mr. Taylor and 18 months in the case of Mr. Senken life, health insurance coverage (subject to a COBRA election), and certain other fringe benefits equivalent to those in effect at the date of termination and will be entitled to receive additional amounts, if any, relating to any excise taxes imposed on the executive as a result of Section 280G of the Code. The agreements require the executive to comply with certain covenants that preclude the executive from competing with the Company or soliciting customers or employees of the Company for a period following termination of employment equal to the period for which fringe benefits are continued under the applicable agreement. The agreements expire three years after a change in control of the Company or any successor to the Company.

Upon a “change in control,” as defined in the 2006 Stock Incentive Plan and subject to any requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the (“Code”), all outstanding awards vest and become exercisable.

The following table sets forth in tabular form estimates of the potential post-employment payments due to the Named Executive Officers under the agreements discussed above and the 2006 Stock Incentive Plan, assuming the triggering event for the payments occurred on the last business day of the last fiscal year.

Executive	Cash Severance ($) (1) (2)	Estimated Benefits ($) (2) (3)	Estimated Value of Accelerated Equity Awards ($) (4)	Estimated 280G Tax Gross-Ups ($) (2)	Retirement Plans ($)
Parker H. Petit	2,232,000	76,000	9,277,689	4,735,140	—
William C. Taylor	1,224,500	60,000	6,047,929	2,822,920	—
Michael J. Senken	577,500	45,000	2,351,255	986,620	—
Roberta L. McCaw	—	—	853,240	—	—

(1)	Includes a) annual base salary as of December 31, 2013, plus b) annual targeted bonus for the year ended December 31, 2013, times the multiple applicable to the Named Executive Officer.

(2)	Payable only in the event the executive’s employment is terminated without cause or for “good reason” within three years following a change in control.

(3)	Includes a) the estimated value of medical, dental, vision and life insurance, plus b) the employer’s cost of FICA for the duration of the severance period.

(4)	Includes the accelerated value of unvested stock options as of December 31, 2013, that are in-the-money based on the December 31, 2013, stock price.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about MiMedx's equity compensation plans as of December 31, 2013:

	A	B	C
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights reflected in column (A)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A)*
Equity compensation plans approved by security holders	15,952,510	$2.42	3,519,704
Equity compensation plans not approved by security holders	—	—	—
Total	15,952,510	$2.42	3,519,704

DIRECTOR COMPENSATION

The following table provides information concerning compensation of the Company's directors for the year ended December 31, 2013. The compensation reported is for services as directors. Only those directors who received compensation for such services during the year ended December 31, 2013, are listed.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($)		Option Awards ($)		Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total ($)
Joseph G. Bleser	78,500	33,000	(7)	53,940	(2)(6)	—	—	—	165,440
J. Terry Dewberry	80,250	33,000	(7)	53,940	(2)(6)	—	—	—	167,190
Charles R. Evans	60,250	—			(3)	—	—	—	60,250
Bruce L. Hack	52,750	33,000	(7)	53,940	(2)(6)	—	—	—	139,690
Charles E. Koob	44,500	33,000	(7)	53,940	(2)(5)	—	—	—	131,440
Larry W. Papasan	84,750	33,000	(7)	53,940	(2)(4)	—	—	—	171,690
Neil S. Yeston	57,500	—		—	(3)	—	—	—	57,500

(1)	Amount represents fees paid or earned during the year ended December 31, 2013.

(2)	Option grant of 15,000 shares, which vested on May 9, 2014.

(3)	Mr. Evans and Mr. Yeston each has an aggregate of 45,000 options outstanding as of December 31, 2013.

(4)	Mr. Papasan has an aggregate of 72,000 options outstanding as of December 31, 2013.

(5)	Mr. Koob has an aggregate of 60,000 options outstanding as of December 31, 2013.

(6)	Mr. Bleser, Mr. Dewberry and Mr. Hack each has an aggregate of 95,000 options outstanding as of December 31, 2013.

(7)	Restricted stock award of 5,000 shares on May 9, 2013, which vested on May 9, 2014.

The Company's compensation policy for its non-employee directors, as revised effective May 9, 2013, is as follows:

•An annual cash retainer of $36,000 for service as a member of the Board;

•An annual cash retainer of $15,000 for service as a chairman of the Audit Committee;

•An annual cash retainer of $10,000 for service as a chairman of the Compensation Committee;

•An annual cash retainer of $8,000 for service as a chairman of the Nominating and Governance Committee;

•An annual cash retainer ranging from $4,000 to $6,000 for service as a non-chairman member of a Board committee; and

•Meeting attendance fees of $1,000 per Board of Directors or committee meeting attended in person and $1,000 per Board of Directors or committee meeting attended telephonically.

Each director who is not a full time employee of the Company also receives a grant of 45,000 options to purchase the Company's common stock upon being first elected or appointed to the Board of Directors. In addition, on the date of the annual meeting of the shareholders, each director who is not a full time employee of the Company who has been a director for at least 12 months receives a grant of options to purchase 15,000 shares of the Company's common stock, as well as a restricted stock grant of 5,000 shares. These grants vest on the first anniversary of the grant date. Directors who are full time employees of the Company do not receive any compensation for their service as directors or as members of board committees.

STOCK OWNERSHIP

The following table sets forth certain information regarding the Company's capital stock, beneficially owned as of May 23, 2014, by each person known to the Company to beneficially own more than 5% of the Company's common stock, each Named Executive Officer and director, and all directors and executive officers as a group. Beneficial ownership is calculated according to Rule 13d-3 of the Exchange Act as of that date. Unless otherwise indicated below, the address of those identified in the table is MiMedx Group, Inc., 1775 West Oak Commons Court, NE, Marietta, Georgia 30062.

Name and address of beneficial owner	Number of Shares (1)	Percentage Ownership (1)
Parker H. “Pete” Petit (2)	12,119,345	11.2%

William C. Taylor (3)	1,874,767	1.8%

Charles E. Koob (4)	1,504,653	1.4%

Bruce L. Hack (5)	744,268	*

Michael J. Senken (6)	707,679	*

Roberta McCaw (7)	560,889	*

Larry W. Papasan (8)	177,668	*

Joseph G. Bleser (9)	156,085	*

J. Terry Dewberry (10)	101,666	*

Neil S. Yeston (11)	30,000	*

Charles R. Evans (12)	15,000	*
Total Directors and Executive Officers (11 persons)(13)	17,992,020	16.2%

*	Less than 1%

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares beneficially owned. Unless otherwise specified, reported ownership refers to both voting and investment power. Stock options, warrants and convertible securities which are exercisable within 60 days are deemed to be beneficially owned. On May 23, 2014, there were 105,806,802 shares of common stock issued and outstanding, net of 218,000 shares of common stock held in treasury.

(2)
Includes (i) 5,698,513 shares held by Mr. Petit; (ii) 2,354,165 shares of common stock issuable upon the exercise of vested options; (iii) 1,250,000 shares of common stock held by Petit Investments II, LLLP; (iv) 150,000 shares of common stock held by Petit investments, LP, limited partnerships where Mr. Petit serves as General Partner and Limited Partner and possesses shared voting and investment control; (v) 1,250,000 held by Cox Road Partners, LLP; and 1,250,000 held by Cox Road Partners II, LLP over which Mr. Petit possesses sole voting and investment control and for which Mr. Petit serves as General Partner.

(3)	Includes (i) 368,333 shares owned by Mr. Taylor and (ii) 1,506,434 shares that are subject to currently exercisable stock options.

(4)
Includes (i) 615,000 shares held jointly by Mr. Koob and his wife; (ii) 844,653 shares held individually by Mr. Koob; (iii) 45,000 shares that are subject to currently exercisable stock options and stock awards.

(5)	Includes (i) 664,268 shares owned by Mr. Hack; (ii) 80,000 shares that are subject to currently exercisable stock options and stock awards.

(6)	Includes (i) 50,000 shares held by Mr. Senken and his wife; (ii) 8,333 held by Mr. Senken, and (iii) 649,346 shares that are subject to currently exercisable stock options.

(7)	Includes (i) 272,390 shares owned by Ms. McCaw and (ii) 288,499 shares that are subject to currently exercisable stock options.

(8)
Includes (i) 87,001 shares owned by Mr. Papasan; (ii) 41,667 shares held in a trust for the benefit of Mr. Papasan; (iii) 49,000 shares that are subject to currently exercisable stock options and stock awards.

(9)	Includes (i) 76,085 shares owned by Mr. Bleser; and (ii) 80,000 shares that are subject to currently exercisable stock options and stock awards.

(10)	Includes (i) 21,666 shares owned by Mr. Dewberry; and (ii) 80,000 shares that are subject to currently exercisable stock options and stock awards.

(11)	Includes (i) 15,000 shares owned by Mr. Yeston and (ii) 15,000 shares that are subject to currently exercisable stock options.

(12)	Includes 15,000 shares that are subject to currently exercisable stock options.

(13)
Includes (i) 12,662,909 shares controlled or held for the benefit of the executive officers and directors; (ii) 5,329,111 shares that are subject to stock options that are currently exercisable or exercisable within 60 days.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Approval of Related Party Transactions

Under its charter, the Audit Committee is responsible for reviewing and approving all transactions or arrangements between the Company and any of its directors, officers, or principal shareholders and any of their respective affiliates, associates or related parties. In determining whether to approve or ratify a related party transaction, the Audit Committee considers all relevant facts and circumstances available to it, such as:

•	Whether the terms of the transaction are fair to the Company and at least as favorable to the Company as would apply if the transaction did not involve a related party;

•	Whether there are demonstrable business reasons for the Company to enter into the transaction;

•	Whether the transaction would impair the independence of an outside director; and

•
Whether the transaction would present an improper conflict of interest for any director or executive officer, taking into account the size of the transaction, the direct or indirect nature of the related party’s interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the Audit Committee deems relevant.

Related Party Transactions

Exercise of Warrants

Mr. Petit exercised 150,000 and 250,000 warrants to purchase shares of the Company's common stock on October 18, 2013, and November 4, 2013, respectively. The exercise price of each warrant was $1.00. On January 20, 2014, Mr. Petit also exercised 975,000 warrants to purchase shares of the Company's common stock. The exercise price of each warrant was $.73.

Charles E. Koob, Director, exercised 50,000 warrants to purchase shares of the Company's common stock on June 5, 2013. The exercise price of each warrant was $1.00.

Bruce L. Hack, Director, exercised 208,333 warrants to purchase shares of the Company's common stock on August 27, 2013. The exercise price of each warrant was $1.50.

Senior Secured Promissory Notes

In December 2011, Mr. Petit participated in the Company’s private placement of 5% Convertible Senior Secured Promissory Notes (the “Notes”), Conversion Warrants, First Contingent Warrants and Second Contingent Warrants. Mr. Petit purchased Notes in an aggregate principal amount of $500,000.  In addition, Mr. Petit received a first contingent warrant to purchase 125,000 shares of common stock at an exercise price of $0.01 per share, which he exercised in March 2012. Mr. Petit also received a second contingent warrant which, by its terms, was rendered null and void. In January 2013, Mr. Petit elected to convert his Notes resulting in the issuance of 532,260 shares of common stock, which represents the face value of the Notes plus accrued but unpaid interest.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and any beneficial owner of more than ten percent of a registered class of the Company’s equity securities, to file reports (Forms 3, 4 and 5) of stock ownership and changes in ownership with the SEC. Officers, directors and beneficial owners of more than ten percent of the common stock are required by SEC regulations to furnish the Company with copies of all such forms that they file.

Based solely on the Company’s review of the copies of Forms 3, 4, and 5 the Company believes that during the year ended December 31, 2013, all filing requirements were complied with by its executive officers, directors and beneficial owners of more than ten percent of the common stock, with the exception of one late Form 4 filing by Steve Gorlin, a former director, and one late form 4 filing by Ms. McCaw.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
THE COMPANY’S ASSUMED 2006 STOCK INCENTIVE PLAN, AS AMENDED

APPROVAL OF COMPANY'S ASSUMED 2006 STOCK INCENTIVE PLAN, AS AMENDED

(PROPOSAL 2)

The Board of Directors has approved and recommends that the shareholders of the Company ratify and approve the Company’s Assumed 2006 Stock Incentive Plan, as amended (the “Plan”). A copy of the Plan, as amended, is attached as Appendix A. Approval of the Plan by the shareholders is intended, among other things, to qualify options, restricted stock and restricted stock unit grants, stock appreciation rights (“SARs”) and dividend equivalents granted under the plan as “performance-based compensation,” which is not subject to the limits on deductibility of Section 162(m) of the Code, described further below, and to enable the Company to grant incentive stock options (“ISOs”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

The Plan was originally adopted by a predecessor organization effective November 27, 2006. The purpose of the Plan is to encourage and enable selected employees, directors, and independent contractors of the Company and its affiliates to acquire or increase their holdings of common stock and other equity-based interests in the Company in order to promote a closer identification of their interests with ours, thereby stimulating their efforts to enhance our efficiency, soundness, profitability, growth and shareholder value. As of May 1, 2014, the Company employed approximately 300 full-time personnel.

Summary of the Plan

Effective Date of the Plan

The original effective date of the Plan was November 27, 2006, and the Plan has been amended to add additional shares in each of the past four years. Awards have been granted under the Plan on and after the effective date, but shall not be granted after November 26, 2016. Awards that are outstanding at the end of the Plan term (or such earlier termination date as may be established by the Board) shall continue in accordance with their terms, unless otherwise provided in the Plan or an award agreement.

Eligibility

Awards may be granted only to individuals who are employees, directors or independent contractors and whom the Compensation Committee selects to receive an Award. However, an individual may only receive an incentive stock option under the Plan if he or she is an employee of the Company or an employee of a parent or subsidiary of the Company.

Awards under the Plan are determined on a case-by-case basis, based upon among other things, the participant’s performance, overall compensation and the performance of the Company. Accordingly, future awards (“new plan benefits”) under the Plan are not determinable at this time. Reference is made to the sections captioned “Executive Compensation” and “Outstanding Equity Awards at Fiscal Year End” of this Proxy Statement for detailed information on stock incentive awards and exercises of such awards by certain executive officers under former and existing stock incentive plans.

  Shares Available under the Plan

Of the 22,500,000 shares previously authorized by the shareholders to be issued under the Plan, as of December 31, 2013, 15,190,960 shares were subject to outstanding options, 576,550 represented unvested restricted stock awards and 3,519,704 shares remained available for future issuance. On February 25, 2014, the Board approved and recommended shareholders approve an amendment to the Plan (which is part of the Plan, as amended) to provide that an additional 4,000,000 shares of the Company’s common stock may be issued pursuant to the Plan. The aggregate 4,000,000 additional shares represent approximately 3.8% of the Company’s common stock outstanding as of May 23, 2014.

The Plan, as amended, that the shareholders are being asked to approve includes an increase in the number of shares of Company common stock available for issuance under the Plan from 22,500,000 to 26,500,000. As of May 23, 2014, 21,821,729 awards have been issued under the Plan, and 678,271 shares remained available for future issuance.

Of the total shares authorized for issuance under the Plan, the maximum that we may issue pursuant to incentive stock options is proposed to be 26,500,000. In addition, if and to the extent that Section 162(m) of the Code is applicable:

•	We may not grant to any participant in any calendar year options or SARs that are not related to an option for more than 1,000,000 shares of common stock;

•	We may not grant to any participant in any calendar year awards with respect to more than 1,000,000 shares of common stock; and

•	Participants may not be paid more than $2,000,000 with respect to any cash-settled awards granted in any calendar year, subject in each case to adjustments as provided in the Plan.
The following will not be included in calculating the share limitations set forth above:

•	Dividends (including dividends paid in stock and dividend equivalents paid in cash in connection with outstanding awards);

•	Awards which by their terms are settled in cash rather than the issuance of shares;

•	Shares that are forfeited, cancelled, terminated, expired or lapsed for any reason;

•	Shares subject to an award that are repurchased or reacquired by us; and

•
Any shares a participant surrenders or we withhold to pay the option or purchase price for an award or use to satisfy any tax withholding requirement in connection with the exercise, vesting, or earning of an award.

We will further adjust the number of shares reserved for issuance under the Plan and the terms of awards in the event of an adjustment to the capital stock structure of the Company or one of our affiliates due to a merger, consolidation, reorganization, stock split, stock dividend or similar event.

Administration, Amendment and Termination

Currently, our Compensation Committee administers the Plan. In this discussion, we sometimes refer to our Compensation Committee as the “administrator.” Subject to certain restrictions set forth in the Plan, the administrator has full and final authority to take actions and make determinations with respect to the Plan.

Subject to certain terms and conditions, the administrator may delegate to one or more of our officers the authority to grant awards, and to make determinations otherwise reserved for the administrator with respect to such awards.

Our Board of Directors may amend, alter, or terminate the Plan at any time, subject to certain exceptions and restrictions set forth in the Plan. Shareholder approval of amendments to the Plan is required where such approval is required by applicable law, including with respect to any future increases in the number of authorized shares available for issuance pursuant to Awards under the Plan. Our Board of Directors may also amend, alter, or terminate any award, although participant consent may be required.

In addition to the rights described in the immediately preceding paragraph, the administrator may amend the Plan and any award, without participant consent and, except where required by applicable laws, without shareholder approval, in order to comply with applicable laws. In addition, the administrator may make adjustments to awards upon the occurrence of certain unusual or nonrecurring events. The administrator may (subject to certain Plan limitations) cause any award or any portion thereof to be cancelled in consideration of an alternative award or cash payment of an equivalent cash value. The administrator also may determine that a participant’s rights, payments, and/or benefits with respect to an award will be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events. Except to the extent otherwise required under Code Section 409A, the administrator also may modify or extend the terms and conditions for exercise, vesting, or earning of an award and/or accelerate the date that any award may become exercisable, vested, or earned, without any obligation to accelerate any other award.

Types of Awards

Options

The Plan authorizes the grant of both incentive stock options and nonqualified stock options. The administrator will determine the option price at which a participant may exercise an option. The option price may not be less than 100% of the fair market value on the date of grant (or 110% of the fair market value with respect to incentive stock options granted to a 10% or more shareholder) (subject to certain exceptions in the case of substitute or assumed options) and also may not be less than the par value per share (subject to certain exceptions in the case of substitute or assumed options).

Unless an individual award agreement provides otherwise, a participant may pay the option price in cash or cash equivalent or, to the extent permitted by the administrator and applicable laws, by tendering shares of common stock, through a broker-assisted cashless exercise, by such other consideration as the administrator may deem appropriate, or a combination of the foregoing.

At the time of option grant, the administrator will determine the terms and conditions of an option, the period or periods during which an option is exercisable, and the option term (which, in the case of incentive stock options, may not exceed ten years, or five years with respect to a 10% or more shareholder). Options are also subject to certain restrictions on exercise if the participant terminates employment or service.

Stock Appreciation Rights

Subject to the limitations of the Plan, the administrator may in its sole discretion grant SARs to such eligible individuals, in such numbers, upon such terms and at such times as the administrator shall determine. SARs may be granted to the holder of an option (a “related option”) with respect to all or a portion of the shares of common stock subject to the related option (a “related SAR”) or may be granted separately to an eligible individual (a “freestanding SAR”). The base price may be no less than 100% of the fair market value per share of common stock on the date the SAR is granted (except in the case of certain substituted or assumed SARs in a merger or similar transaction). Upon the exercise of a SAR, the holder of a SAR is entitled to receive payment from the Company in an amount determined by multiplying (i) the difference between the fair market value per share of common stock on the date of exercise over the base price per share of such SAR by (ii) the number of shares of common stock with respect to which the SAR is being exercised. The consideration to be received by the holder of an SAR may be paid in cash, shares of common stock (valued at fair market value on the date of the SAR exercise), or a combination thereof, as determined by the administrator.

SARs are exercisable according to the terms established by the administrator and stated in the applicable award agreement. Upon the exercise of a related SAR, the related option is deemed to be cancelled to the extent of the number of shares of common stock for which the related SAR is exercised. No SAR may be exercised more than ten years after it was granted, or such shorter period as may apply to with respect to a particular SAR. Each award agreement will state the extent to which a holder may have the right to exercise a SAR following termination of the holder’s employment or service with the Company or an affiliate, as determined by the administrator.

Restricted Awards

Subject to the limitations of the Plan, the administrator may grant restricted awards to such individuals in such numbers, upon such terms, and at such times as the administrator shall determine. Restricted awards may be in the form of restricted stock awards and/or restricted stock units that are subject to certain conditions which must be met for the restricted award to vest and be earned, in whole or in part, and be no longer subject to forfeiture. Restricted stock awards may be payable in common stock. Restricted stock units may be payable in cash or common stock, or a combination thereof.

Subject to certain limitations in the Plan, the administrator will determine the restriction period during which a participant may earn a restricted award and the conditions to be met in order for it to be granted or to vest or be earned. These conditions may include:

•	Payment of a stipulated purchase price;

•	Attainment of performance objectives;

•	Continued service or employment for a certain period of time;

•	Retirement;

•	Displacement;

•	Disability;

•	Death; or

•	Any combination of the above conditions.
Subject to the terms of the Plan and Code Section 409A requirements, the administrator determines whether and to what degree restricted awards have vested and been earned and are payable. If a participant’s employment or service is terminated for any reason and all or any part of a restricted award has not vested or been earned pursuant to the terms of the Plan and the individual award, the participant will forfeit the award and related benefits unless the administrator determines otherwise.

Dividend and Dividend Equivalent

The administrator may provide that awards granted under the Plan shall earn dividends or dividend equivalents, subject to restrictions set forth in the Plan. Such dividends or dividend equivalents may be paid currently or may be credited to a participant and earned and paid at a later date, subject to such restrictions and conditions as the administrator may establish.

Change in Control

Upon a “change in control,” as defined in the Plan and subject to any Code Section 409A requirements, awards vest and become immediately exercisable in full. The administrator shall have full and final authority, in its discretion, to determine whether a change in control has occurred and the date of the occurrence of such change in control.

Transfer and Other Restrictions

Awards generally are not transferable other than by will or the laws of intestate succession or as may otherwise be permitted by the administrator, and participants may not sell, transfer, assign, pledge or otherwise encumber shares subject to such awards until the restriction period and/or performance period has expired and until all conditions to vesting the award have been met. As a condition to the issuance or transfer of common stock or the grant of any other Plan benefit, we may require a participant or other person to become a party to an agreement imposing such conditions or restrictions as we may require.

Performance-Based Compensation

The administrator has the discretion to establish objectively determinable performance conditions for when awards will become vested, exercisable and payable. Objectively determinable performance conditions generally are performance conditions (a) that are established in writing (i) at the time of the grant or (ii) no later than the earlier of (x) 90 days after the beginning of the period of service to which they relate and (y) before the lapse of 25 percent of the period of service to which they relate; (b) that are uncertain of achievement at the time they are established and (c) the achievement of which is determinable by a third party with knowledge of the relevant facts. To the extent Section 162(m) of the Code is applicable, such performance factors shall be limited to one or more of the following (as determined by the administrator in its discretion): (i) cash flow; (ii) return on equity; (iii) return on assets; (iv) earnings per share; (v) operations expense efficiency milestones; (vi) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (vii) net income; (viii) operating income; (ix) book value per share; (x) return on investment; (xi) return on capital; (xii) improvements in capital structure; (xiii) expense management; (xiv) profitability of an identifiable business unit or product; (xv) maintenance or improvement of profit margins; (xvi) stock price or total shareholder return; (xvii) market share; (xviii) revenues or sales; (xix) costs; (xx) working capital; (xxi) economic wealth created; (xxii) strategic business criteria; (xxiii) efficiency ratio(s); (xxiv) achievement of division, group, function or corporate financial, strategic or operational goals; and (xxv) comparisons with stock market indices or performances of metrics of peer companies. Performance factors may relate to the Company, any business unit or division and/or individual performance as determined by the administrator. Such performance factors may be adjusted or modified due to extraordinary items, transactions, events or developments, or in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, accounting principles or business conditions, in each case as determined by the administrator.

Certain Federal Income Tax Consequences

The following generally describes the principal federal (and not state and local) income tax consequences of awards granted under the Plan as of this time. The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular participant or to the Company. The provisions of the Code and related regulations and other guidance are complicated and their impact in any one case may depend upon the particular circumstances.

Awards

Incentive Stock Options

The grant and exercise of an incentive stock option generally will not result in taxable income to the participant if the participant does not dispose of shares received upon exercise of such option less than one year after the date of exercise and two years after the date of grant, and if the participant has continuously been an employee of the Company from the date of grant to three months before the date of exercise (or 12 months in the event of disability). However, the excess of the fair market value of the shares received upon exercise of the option over the option price generally will constitute an item of adjustment in computing the participant’s alternative minimum taxable income for the year of exercise. Thus, certain participants may incur federal income tax liability as a result of the exercise of an incentive stock option under the alternative minimum tax rules of the Code.

The Company generally is not entitled to a deduction upon the exercise of an incentive option. Upon the disposition of shares acquired upon exercise of an incentive stock option, the participant will be taxed on the amount by which the amount realized exceeds the option price. This amount will be treated as capital gain or loss.

If the holding period requirements described above are not met, the participant will have ordinary income in the year of disposition to the extent of the lesser of: (i) the fair market value of the stock on the date of exercise minus the option price or (ii) the amount realized on disposition of the stock minus the option price. The Company generally is entitled to deduct as compensation the amount of ordinary income realized by the participant.

Pursuant to the Code and the terms of the Plan, in no event can an incentive stock option first become exercisable by a participant in any one calendar year granted by the Company with respect to shares having an aggregate fair market value (determined at the time an option is granted) greater than $100,000. To the extent an incentive stock option granted under the Plan exceeds this limitation; it will be treated as a nonqualified stock option.

Nonqualified Stock Options

If a participant receives a nonqualified stock option, the difference between the fair market value of the stock on the date of exercise and the option price will constitute taxable ordinary income to the participant on the date of exercise. The Company generally will be entitled to a deduction in the same year in an amount equal to the income taxable to the participant.

Stock Appreciation Rights

The grant of a SAR will not result in taxable income to a participant or a tax deduction to the Company. Upon exercise of the SAR, the amount of cash and fair market value of shares received by the participant (determined at the time of delivery to the participant), less cash or other consideration paid (if any), is taxed to the participant as ordinary income and the Company generally will be entitled to receive a corresponding tax deduction.

Restricted Stock Awards

The grant of restricted stock awards will not result in taxable income to the participant or a tax deduction to the Company, unless the restrictions on the stock do not present a substantial risk of forfeiture or the award is transferable. In the year that the restricted stock is no longer subject to a substantial risk of forfeiture or the award is transferable, the fair market value of such shares at such date and any cash amount awarded, less cash or other consideration paid (if any), will be taxed to the participant as ordinary income, except that, in the case of restricted stock issued at the beginning of the restriction period, the participant may elect to include in his ordinary income at the time the restricted stock is awarded, the fair market value of such shares at such time, less any amount paid for the shares. The Company generally will be entitled to a corresponding tax deduction.

Restricted Stock Units and Dividend Equivalents

The federal income tax consequences of the award of restricted stock units or dividend equivalents will depend on the conditions of the award. Generally, the grant of a restricted stock unit does not result in taxable income to the participant or a tax deduction to the Company. However, the participant will recognize ordinary compensation income at settlement of the award equal to any cash and the fair market value of any common stock received (determined as of the date that the award is not subject to a substantial risk of forfeiture or transferable). A participant will recognize as ordinary income the amount of cash and the fair market value of any common stock he or she receives on payment of the dividend equivalents. To the extent the dividend equivalents are paid in the form of other awards, the participant will recognize income as otherwise described with such award. The Company generally is entitled to a deduction upon the participant’s recognition of income in an amount equal to the ordinary income recognized by the participant.

Section 409A of the Code

Section 409A of the Code imposes certain requirements on deferred compensation. The Company intends for the Plan to comply in good faith with the requirements of Section 409A of the Code including related regulations and guidance, where applicable and to the extent practicable. If, however, Section 409A of the Code is deemed to apply to an award, and the Plan and award do not satisfy the requirements of Section 409A of the Code during a taxable year, the participant will have ordinary income in the year of non-compliance in the amount of all deferrals subject to Section 409A of the Code to the extent that the award is not subject to a substantial risk of forfeiture. The participant will be subject to an additional tax of 20% on all amounts includible in income and may also be subject to interest charges under Section 409A of the Code. The Company generally will be entitled to an income tax deduction with respect to the amount of compensation includible as income to the participant. The Company undertakes no responsibility to take, or to refrain from taking, any actions in order to achieve a certain tax result for any participant.

Section 162(m) of the Code

Section 162(m) of the Code generally precludes a tax deduction by any publicly-held company for compensation paid to any “covered employee” to the extent the compensation paid to such covered employee exceeds $1 million during any taxable year of the company. “Covered employees” include the Chief Executive Officer of the company and the three other highest paid officers of the company (other than the Chief Executive Officer or the Chief Financial Officer). The $1 million deduction limit, however, does not apply to “qualified performance-based compensation” that is based on the attainment of pre-established, objective performance goals established under a shareholder-approved plan. We consider the impact of this exclusion when developing and implementing our executive compensation programs. If and to the extent to which Section 162(m) of the Code is applicable, the Company intends that compensation paid under the Plan to covered employees will, to the extent practicable, constitute “qualified performance-based compensation,” unless otherwise determined by the administrator. However, amounts paid under any of our compensation programs, including salaries, annual incentive awards, performance awards and grants of options, restricted stock awards, restricted stock units, stock awards, and dividend equivalents, may not qualify as performance-based compensation that is excluded from the Section 162(m) limitation on deductibility.

The rules and regulations promulgated under Section 162(m) of the Code are complicated and subject to change from time to time, sometimes with retroactive effect. There can be no guarantee, therefore, that amounts potentially subject to the Section 162(m) limitations will be treated by the Internal Revenue Service as qualified performance-based compensation under Section 162(m) of the Code and/or deductible by us. A number of requirements must be met under Section 162(m) of the Code in order for particular compensation to so qualify for the exception such that there can be no assurance that “qualified performance-based” compensation under the Plan will be fully deductible under all circumstances. In addition, other awards under the Plan, such as non-performance-based restricted stock awards, restricted stock units, stock awards, and dividend equivalents generally will not qualify for the exception under Section 162(m) of the Code, so that compensation paid to certain covered employees in connection with such awards may, to the extent it and other compensation subject to Section 162(m) of the Code’s deductibility cap exceed $1 million in a given taxable year, not be deductible by us as a result of Section 162(m) of the Code. Compensation to certain employees resulting from vesting of awards in connection with a change in control or termination following a change in control also may be non-deductible under Code Sections 4999 and 280G.

Accounting Treatment

Stock option grants or stock issuances made to employees or directors under the Plan are accounted for under the provisions of ASC topic 718 “Compensation — Stock compensation” which requires the use of the fair-value based method to determine compensation for all arrangements under which employees and others receive shares of stock or equity instruments (options and warrants). Under the fair-value based method, total compensation expense related to such stock options or stock issuances is determined using the fair-value of the stock options or stock issuances on the date of grant. Total compensation expense is recognized on a straight-line basis over the vesting period of the applicable stock option or stock grant.

Plan Benefits

During the period January 1, 2013 through December 31, 2013, the Compensation Committee granted options as follows: Messrs. Petit, Taylor, Senken and Ms. McCaw were granted 325,000, 215,000, 92,500, and 53,000 options, respectively; all other executives as a group were granted a total of 260,000 options; all Directors who are not executive officers were granted a total of 75,000 options; all other employees as a group were granted a total of 2,699,000; and consultants were granted 301,500 options for a total aggregate number of 4,021,000 shares. In addition, the Compensation Committee granted Messrs. Petit, Taylor, Senken, and Ms. McCaw 106,000, 73,000, 33,250, and 14,000, restricted stock awards, respectively; all other executives as a group were granted a total of 111,200 restricted shares; all Directors who are not executive officers were granted a total of 25,000 restricted shares; all other employees as a group were granted a total of 187,100 restricted shares and consultants were granted 27,000 restricted shares for a total aggregate number of 576,550 restricted shares. From January 1, 2014 through the date of this proxy statement, the Company granted 2,388,069 options and 475,864 restricted shares under the Plan.

The selection of individuals who will receive awards of the newly authorized shares under the Plan and the amount of any such awards are subject to Compensation Committee discretion and are not yet determinable. Therefore, it is not possible to predict the benefits or amounts that will be received by, or allocated to, particular individuals or groups of employees in fiscal 2014. The number of shares of common stock subject to awards granted in fiscal 2013 to the Company’s Named Executive Officers is set forth in this proxy statement in the “Summary Compensation Table” and the “Grant of Plan-Based Awards" table.

Market Price of the Common Stock

The average high and low sales prices of the Company’s common stock as reported on the NASDAQ was $5.49 on May 23, 2014. As of such date, there were 105,806,802 issued and outstanding shares with an aggregate market value of approximately $590,402,000.

The preceding summary of the Plan is qualified in its entirety by reference to the complete text of the Plan set forth in Appendix A to this proxy statement.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(PROPOSAL 3)

Independent Registered Public Accounting Firm For 2014

The Board of Directors, upon the recommendation of its Audit Committee, has selected Cherry Bekaert LLP, to audit our accounts for the fiscal year ending December 31, 2014. Cherry Bekaert LLP has reported that none of its members has any direct financial interest or material indirect financial interest in us. Currently, our Audit Committee is composed of Mr. Dewberry, Mr. Papasan, Mr. Bleser and Mr. Evans and has responsibility for recommending the selection of our independent registered public accounting firm.

The Audit Committee’s pre-approval process for non-audit and audit-related services may be found in the charter of the Audit Committee.

Representatives of Cherry Bekaert LLP, are expected to be present at the Annual Meeting of Shareholders. These representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit Firm Fee Summary

The following table presents fees billed for professional audit services rendered by Cherry Bekaert LLP, the Company's independent registered public accounting firm, for the audit of the Company's annual financial statements for the year ended December 31, 2013, and December 31, 2012, and fees billed for other services rendered by Cherry Bekaert LLP, during these periods.

	Fiscal Year end December 31, 2013	Fiscal Year end December 31, 2012
Audit Fees	$235,000	$210,000
Audit - related Fees	$22,000	$—
Tax Fees	$39,400	$27,893
All Other Fees	$—	$—

Audit Fees. This category includes fees for (i) the audit of the Company's annual financial statements and review of financial statements included in its quarterly reports on Form 10-Q; and (ii) services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for the relevant periods described above.

Audit-related Fees. This category includes fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.” The fees noted here were related to the Company's public offering of common stock in December 2013.

Tax Fees. This category consists of professional services rendered for tax compliance, tax planning, tax return preparation, tax research and tax advice.

All Other Fees. This category includes the aggregate fees for products and services that are not reported above under “Audit Fees,” or “Tax Fees.”

Audit Committee Pre-Approval Policy

The Audit Committee has responsibility for the appointment, retention and oversight of the work of the Company's independent auditors, to recommend their selection and engagement, to review and approve in advance all non-audit related work performed by the Company's independent registered public accounting firm prior to the performance of each such service. The Audit Committee also is required to establish formal policies and procedures for the engagement of the independent auditors to provide permitted non-audit services. The Audit Committee gave its prior approval to all services provided by the Company's independent auditors in fiscal 2013 and 2012. The Audit Committee has determined that the provision of services by Cherry Bekaert LLP is compatible with maintaining the independence of the independent registered public accounting firm.

REPORT OF THE AUDIT COMMITTEE

The following report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall it be incorporated by reference into any previous or future filing by the Company under the Securities Act of 1933 or the Exchange Act of 1934 except to the extent that the Company incorporates it by specific reference.

In accordance with the written charter adopted by the Board of Directors, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the Company’s financial reporting processes.

Review and Discussions with Management. The Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2013, and the unaudited financial statements for the quarters ended March 31, June 30 and September 30, 2013 and the system of internal controls designed to provide reasonable assurance regarding compliance with accounting standards and applicable laws with our management.

Review and Discussion with Independent Registered Public Accounting Firm. The Audit Committee has reviewed and discussed with Cherry Bekaert LLP, our independent registered public accounting firm, which is responsible for expressing an opinion on the conformity, in all material respects, of those audited consolidated financial statements with U.S. generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee by standards of the Public Company Accounting Oversight Board (PCAOB). In addition, the Audit Committee has received the written disclosures and the letter from Cherry Bekaert LLP required by the PCAOB.

Conclusion. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2013, for filing with the Securities and Exchange Commission.

Audit Committee of the Board of Directors
J. Terry Dewberry, Chairman
Joseph G. Bleser
Larry W. Papasan
Charles Evans

DEADLINE FOR SHAREHOLDER PROPOSALS

Proposals of shareholders intended for inclusion in our proxy statement relating to the 2015 Annual Meeting of Shareholders must be received at our offices (addressed to the attention of the Corporate Secretary) not later than February 13, 2015. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Securities and Exchange Commission. The submission by a shareholder of a proposal for inclusion in the proxy statement does not guarantee that it will be included. Any shareholder proposal not included in the proxy materials we disseminate for our 2015 annual meeting of shareholders in accordance with Rule 14a-8 under the Exchange Act will be considered untimely for the purposes of Rules 14a-4 and 14a-5 under the Exchange Act if notice of the proposal is received after March 30, 2015. Management proxies will be authorized to exercise discretionary authority with respect to any shareholder proposal not included in our proxy materials unless (a) we receive notice of such proposal by March 30, 2015 (unless the date of the 2015 Annual Meeting meeting is changed more than 30 days from the date of the 2014 Annual Meeting, upon which the notice must be received a reasonable time before the Company sends its proxy materials for the 2015 Annual Meeting), and (b) the conditions set forth in Rule 14a-4(c)(2)(i)-(iii) under the Exchange Act are met.

ADDITIONAL INFORMATION

Management knows of no matters that are to be presented for action at the Annual Meeting of Shareholders other than those set forth above. If any other matters properly come before the Annual Meeting of Shareholders, the persons named in the enclosed form of proxy will vote the shares represented by proxies in accordance with their best judgment on such matters.

We will bear the expenses in connection with the solicitation of proxies. Solicitation will be made by mail, but may also be made by telephone, personal interview, facsimile or personal calls by our officers, directors or employees who will not be specially compensated for such solicitation. We may request brokerage houses and other nominees or fiduciaries to forward copies of our proxy statement to beneficial owners of common stock held in their names and we may reimburse them for reasonable out-of-pocket expenses incurred in doing so.

A copy of our Annual Report on Form 10-K for the year ended December 31, 2013, and our Quarterly Reports on Form 10-Q for the periods ended March 31, June 30 and September 30, 2013, as filed with the Securities and Exchange Commission, will be sent to any shareholder without charge upon written request addressed to:

Michael J. Senken
MiMedx Group, Inc.
1775 West Oak Commons Court, NE
Marietta, Georgia 30062

By order of the Board of Directors,

/s/ Parker H. Petit
Parker H. Petit
Chairman and Chief Executive Officer

June 13, 2014

APPENDIX A

As Amended as of February 25, 2014

MIMEDX GROUP, INC.
ASSUMED 2006 STOCK INCENTIVE PLAN

1. Definitions

In addition to other terms defined herein, the following terms shall have the meanings given below:

(a)	Administrator means the Board, and, upon its delegation of all or part of its authority to administer the Plan to the Committee, the Committee.

(b)
Affiliate means any Parent or Subsidiary of the Corporation, and also includes any other business entity which is controlled by, under common control with or controls the Corporation; provided, however, that the term “Affiliate” shall be construed in a manner in accordance with the registration provisions of applicable federal securities laws and any requirements imposed under Code Section 409A, related regulations or other guidance.

(c)	Applicable Laws means any applicable laws, rules or regulations (or similar guidance), including but not limited to the Securities Act, the Exchange Act and the Code.

(d)
Award means, individually or collectively, a grant under the Plan of an Option (including an Incentive Option or Nonqualified Option); a Stock Appreciation Right (including a Related SAR or a Freestanding SAR); a Restricted Award (including a Restricted Stock Award or a Restricted Unit Award); a Dividend Equivalent Award; or any other award granted under the Plan.

(e)
Award Agreement means an agreement (which may be in written or electronic form, in the Administrator’s discretion, and which includes any amendment or supplement thereto) between the Corporation and a Participant specifying the terms, conditions and restrictions of an Award granted to the Participant. An Award Agreement may also state such other terms, conditions and restrictions, including but not limited to terms, conditions and restrictions applicable to shares or any other benefit underlying an Award, as may be established by the Administrator.

(f)	Board or Board of Directors means the Board of Directors of the Corporation.

(g)
Cause means, unless the Administrator determines otherwise, a Participant’s termination of employment or service resulting from the Participant’s (i) termination for “cause” as defined under the Participant’s employment, consulting or other agreement with the Corporation or an Affiliate, if any, or (ii) if the Participant has not entered into any such employment, consulting or other agreement (or if any such agreement does not address the effect of a “cause” termination), then the Participant’s termination shall be for “Cause” if termination results due to the Participant’s (A) dishonesty; (B) refusal or continued failure to perform his duties for the Corporation, as determined by the Administrator or its designee; (C) engaging in fraudulent conduct; or (D) engaging in any conduct that could be materially damaging to the Corporation without a reasonable good faith belief that such conduct was in the best interest of the Corporation. The determination of “Cause” shall be made by the Administrator and its determination shall be final and conclusive. Without in any way limiting the effect of the foregoing, for the purposes of the Plan and any Award, a Participant’s employment or service shall be deemed to have terminated for Cause if, after the Participant’s employment or service has terminated, facts and circumstances are discovered that would have justified, in the opinion of the Administrator, a termination for Cause.

(h)	Change in Control:

(i)
General: Except as may be otherwise provided in an individual Award Agreement or as may be otherwise required in order to comply with Code Section 409A, a Change in Control shall be deemed to have occurred on the earliest to occur of a change in the ownership of the Corporation, a change in the effective control of the Corporation, a change in ownership of a substantial portion of the Corporation’s assets and a disposition of a substantial portion of the Corporation’s assets, all as defined below:

(a)	A change in the ownership of the Corporation occurs on the date that any one person, or more than one person acting as a group, acquires ownership of stock of the Corporation which, together with stock held by such person or group, represents more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Corporation. An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Corporation acquires its stock in exchange for property will be treated as an acquisition of stock.

(b)
A change in the effective control of the Corporation occurs on the date that either: any one person, or more than one person acting as a group becomes the beneficial owner of stock of the Corporation possessing more than fifty percent (50%) of the total voting power of the stock of the Corporation; or a majority of members of the Corporation’s board of directors is replaced during any 24-month period by directors whose appointment or election is not endorsed by at least two-thirds (2/3) of the members of the Corporation’s board of directors who were directors prior to the date of the appointment or election of the first of such new directors.

(c)
A change in the ownership of a substantial portion of the Corporation’s assets occurs on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Corporation that have a total fair market value equal to seventy-five percent (75%) or more of the total fair market value of all of the assets of the Corporation immediately prior to such acquisition or acquisitions. The transfer of assets by the Corporation is not treated as a change in the ownership of such assets if the assets are transferred to an entity more than fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by the Corporation.

(d)
A disposition of a substantial portion of the Corporation’s assets occurs on the date that the Corporation transfers assets by sale, lease, exchange, distribution to shareholders, assignment to creditors, foreclosure or otherwise, in a transaction or transactions not in the ordinary course of the Corporation’s business (or has made such transfers during the 12-month period ending on the date of the most recent transfer of assets) that have a total fair market value equal to seventy-five percent (75%) or more of the total fair market value of all of the assets of the Corporation as of the date immediately prior to the first such transfer or transfers. The transfer of assets by the Corporation is not treated as a disposition of a substantial portion of the Corporation’s assets if the assets are transferred to an entity, more than fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by the Corporation.

(e)
The Administrator shall have full and final authority, in its discretion, to determine whether a Change in Control of the Corporation has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto.

For purposes of the above-definition of a “Change in Control,” the terms “person,” “acting as a group” and “ownership” shall have the meanings prescribed in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 promulgated thereunder; provided, however, that in any merger, consolidation or share exchange in which less than fifty percent (50%) of the outstanding voting securities of the Corporation or its successor corporation are held by the former shareholders of the Corporation, the shareholders of the other parties to the transaction shall be deemed to have acted as a group that acquired ownership of more than fifty percent (50%) of the outstanding voting securities of the Corporation, resulting in a change in ownership under (a) above.

(ii) Definition Applicable to Awards subject to Code Section 409A: Notwithstanding the preceding provisions of Section 1(h)(i), in the event that any Awards granted under the Plan are deemed to be deferred compensation subject to the provisions of Code Section 409A, then distributions related to such Awards may be permitted, in the Administrator’s discretion, upon the occurrence of one or more of the following events (as they are defined and interpreted under Code Section 409A, related regulations or other guidance): (A) a change in the ownership of the Corporation, (B) a change in effective control of the Corporation, or (C) a change in the ownership of a substantial portion of the assets of the Corporation.

(i)	Code means the Internal Revenue Code of 1986, as amended.

(j)	Committee means the Compensation Committee of the Board, which may be appointed to administer the Plan.

(k)	Common Stock means the common stock of MiMedx Group, Inc., $0.001 par value per share.

(l)	Corporation means MiMedx Group, Inc., a Florida corporation, together with any successor thereto.

(m)	Covered Employee shall have the meaning given the term in Section 162(m) of the Code and related regulations.

(n)	Director means a member of the Board or of the board of directors of an Affiliate.

(o)
Disability shall, except as may be otherwise determined by the Administrator or required under Code Section 409A or related regulations or other guidance, have the meaning given in any employment agreement, consulting agreement or other similar agreement, if any, to which a Participant is a party, or, if there is no such agreement (or if any such agreement does not address the effect of termination due to disability), “Disability” shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death, or which has lasted or can be expected to last for a continuous period of not less than 12 months. The Administrator shall have discretion to determine if a termination due to Disability has occurred.

(p)
Displacement shall, as applied to any Participant, be as defined in any employment agreement, consulting agreement or other similar agreement, if any, to which the Participant is a party, or, if there is no such agreement (or if any such agreement does not address the effect of a termination due to displacement), “Displacement” shall mean the termination of the Participant’s employment or service due to the elimination of the Participant’s job or position without fault on the part of the Participant (as determined by the Administrator).

(q)	Dividend Equivalent Award means a right granted to a Participant pursuant to Section 10 to receive the equivalent value (in cash or shares of Common Stock) of dividends paid on Common Stock.

(r)	Effective Date means the effective date of the Plan, as provided in Section 4.

(s)
Employee means any person who is an employee of the Corporation or any Affiliate (including entities which become Affiliates after the Effective Date of the Plan). For this purpose, an individual shall be considered to be an Employee only if there exists between the individual and the Corporation or an Affiliate the legal and bona fide relationship of employer and Employee; provided, however, that, with respect to Incentive Options, “Employee” means any person who is considered an employee of the Corporation or any Parent or Subsidiary for purposes of Treas. Reg. Section 1.421-1(h) (or any successor provision related thereto).

(t)	Exchange Act means the Securities Exchange Act of 1934, as amended.

(u)
Fair Market Value per share of the Common Stock shall be established in good faith by the Administrator and, unless otherwise determined by the Administrator, the Fair Market Value shall be determined in accordance with the following provisions: (A) if the shares of Common Stock are listed for trading on the New York Stock Exchange or the American Stock Exchange, the Fair Market Value shall be the closing sales price per share of the shares on the New York Stock Exchange or the American Stock Exchange (as applicable) on the date immediately preceding the date an Option is granted or other determination is made (such date of determination being referred to herein as a “valuation date”), or, if there is no transaction on such date, then on the trading date nearest preceding the valuation date for which closing price information is available, and, provided further, if the shares are quoted on the Nasdaq National Market or the Nasdaq SmallCap Market of the Nasdaq Stock Market but are not listed for trading on the New York Stock Exchange or the American Stock Exchange, the Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system on the date immediately or nearest preceding the valuation date for which such information is available, and, provided further, if the shares are not listed for trading on the New York Stock Exchange or the American Stock Exchange or quoted on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value shall be the average between the highest bid and lowest asked prices for such stock on the date immediately or nearest preceding the valuation date as reported on the Nasdaq OTC Bulletin Board Service or by the National Quotation Bureau, Incorporated or a comparable service; or (B) if the shares of Common Stock are not listed or reported in any of the foregoing, then the Fair Market Value shall be determined by the Administrator based on such valuation measures or other factors as it deems appropriate. Notwithstanding the foregoing, (i) with respect to the grant of Incentive Options, the Fair Market Value shall be determined by the Administrator in accordance with the applicable provisions of Section 20.2031-2 of the Federal Estate Tax Regulations, or in any other manner consistent with the Code Section 422 and accompanying regulations; and (ii) Fair Market Value shall be determined in accordance with Section 409A, related regulations or other guidance to the extent required by such provisions.

(v)	Freestanding SAR means an SAR that is granted without relation to an Option, as provided in Section 8.

(w)
Incentive Option means an Option that is designated by the Administrator as an Incentive Option pursuant to Section 7 and intended to meet the requirements of incentive stock options under Code Section 422 and related regulations.

(x)	Independent Contractor means an independent contractor, consultant or advisor providing services to the Corporation or an Affiliate.

(y)	Nonqualified Option means an Option granted under Section 7 that is not intended to qualify as an incentive stock option under Code Section 422 and related regulations.

(z)	Option means a stock option granted under Section 7 that entitles the holder to purchase from the Corporation a stated number of shares of Common Stock at the price set forth in an Award Agreement.

(aa)	Option Period means the term of an Option, as provided in Section 7(d)(i).

(bb) Option Price means the price at which an Option may be exercised, as provided in Section 7(b).

(cc) Parent means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(dd) Participant means an individual employed by, or providing services to, the Corporation or an Affiliate who satisfies the requirements of Section 6 and is selected by the Administrator to receive an Award under the Plan.

(ee) Performance Measures mean one or more performance factors which may be established by the Administrator with respect to an Award. Performance factors may be based on such corporate, business unit or division and/or individual performance factors and criteria as the Administrator in its discretion may deem appropriate; provided, however, that, if and to the extent that Section 162(m) of the Code is applicable, then such performance factors shall be limited to one or more of the following (as determined by the Administrator in its discretion): (i) cash flow; (ii) return on equity; (iii) return on assets; (iv) earnings per share; (v) operations expense efficiency milestones; (vi) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (vii) net income; (viii) operating income; (ix) book value per share; (x) return on investment; (xi) return on capital; (xii) improvements in capital structure; (xiii) expense management; (xiv) profitability of an identifiable business unit or product; (xv) maintenance or improvement of profit margins; (xvi) stock price or total shareholder return; (xvii) market share; (xviii) revenues or sales; (xix) costs; (xx) working capital; (xxi) economic wealth created; (xxii) strategic business criteria; (xxiii) efficiency ratio(s); (xxiv) achievement of division, group, function or corporate financial, strategic or operational goals; and (xxv) comparisons with stock market indices or performances of metrics of peer companies. If and to the extent that Section 162(m) of the Code is applicable, the Administrator shall, within the time and in the manner prescribed by Section 162(m) of the Code and related regulations, define in an objective fashion the manner of calculating the Performance Measures it selects to use for Participants during any specific performance period and determine whether such Performance Measures have been met. Such performance factors may be adjusted or modified due to extraordinary items, transactions, events or developments, or in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Corporation or the financial statements of the Corporation, or in response to, or in anticipation of, changes in Applicable Laws, accounting principles or business conditions, in each case as determined by the Administrator.

(ff) Plan means the MiMedx Group, Inc. Assumed 2006 Stock Incentive Plan, as it may be hereafter amended and/or restated.

(gg) Related SAR means an SAR granted under Section 8 that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Corporation, unexercised, of that portion of the Option to which the SAR relates.

(hh) Restricted Award means a Restricted Stock Award and/or a Restricted Stock Unit Award, as provided in Section 9.

(ii) Restricted Stock Award means shares of Common Stock awarded to a Participant under Section 9. Shares of Common Stock subject to a Restricted Stock Award shall cease to be restricted when, in accordance with the terms of the Plan and the terms and conditions established by the Administrator, the shares vest and become transferable and free of substantial risks of forfeiture.

(jj) Restricted Stock Unit means a Restricted Award granted to a Participant pursuant to Section 9 which is settled (i) by the delivery of one share of Common Stock for each Restricted Stock Unit, (ii) in cash in an amount equal to the Fair

Market Value of one share of Common Stock for each Restricted Stock Unit, or (iii) in a combination of cash and Shares equal to the Fair Market Value of one share of Common Stock for each Restricted Stock Unit, as determined by the Administrator. A Restricted Stock Unit Award represents the promise of the Corporation to deliver shares, cash or a combination thereof, as applicable, upon vesting of the Award and compliance with such other terms and conditions as may be determined by the Administrator.

(kk) Retirement shall, as applied to any Participant, be as defined in any employment agreement, consulting agreement or other similar agreement, if any, to which the Participant is a party, or, if there is no such agreement (or if any such agreement does address the effect of termination due to retirement), “Retirement” shall mean retirement in accordance with the retirement policies and procedures established by the Corporation, as determined by the Administrator.

(ll) SAR means a stock appreciation right granted under Section 8 entitling the Participant to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the excess of the Fair Market Value on the date of exercise over the SAR base price, subject to the terms of the Plan and any other terms and conditions established by the Administrator. References to “SARs” include both Related SARs and Freestanding SARs, unless the context requires otherwise.

(mm) Securities Act means the Securities Act of 1933, as amended.

(nn) Shareholders’ Agreement means that certain Shareholders’ Agreement which may be entered into between the Corporation and certain or all shareholders of the Corporation, as it may be amended.

(oo) Subsidiary means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(pp) Termination Date means the date of termination of a Participant’s employment or service with the Company as a non-employee Director or Independent Contractor, for any reason, as determined by the Administrator in its discretion.

2. Purpose

The purpose of the Plan is to encourage and enable selected Employees, Directors and Independent Contractors of the Corporation and its Affiliates to acquire or to increase their holdings of Common Stock of the Corporation and other proprietary interests in the Corporation in order to promote a closer identification of their interests with those of the Corporation and its shareholders, thereby further stimulating their efforts to enhance the efficiency, soundness, profitability, growth and shareholder value of the Corporation. This purpose may be carried out through the grant of Awards to selected Employees, Directors and Independent Contractors, which may include the grant to selected Participants of Options in the form of Incentive Stock Options and Nonqualified Options; SARs in the form of Related SARs and Freestanding SARs; Restricted Awards in the form of Restricted Stock Awards and Restricted Stock Units; and/or Dividend Equivalent Awards.

3. Administration of the Plan

(a)
The Plan shall be administered by the Board of Directors of the Corporation, or, upon its delegation, by the Committee. In the event that the Corporation shall become subject to the reporting requirements of the Exchange Act, the Committee shall be comprised solely of two or more “non-employee directors,” as such term is defined in Rule 16b-3 under the Exchange Act, or as may otherwise be permitted under Rule 16b-3, unless the Board determines otherwise. Further, in the event that the provisions of Section 162(m) of the Code or related regulations become applicable to the Corporation, the Plan shall be administered by a committee comprised of two or more “outside directors” (as such term is defined in Section 162(m) or related regulations) or as may otherwise be permitted under Section 162(m) and related regulations. For the purposes of the Plan, the term “Administrator” shall refer to the Board and, upon its delegation to the Committee of all or part of its authority to administer the Plan, to the Committee. Notwithstanding the foregoing, the Board shall have sole authority to grant Awards to Directors who are not Employees of the Corporation or its Affiliates.

(b)
Subject to the provisions of the Plan, the Administrator shall have full and final authority in its discretion to take any action with respect to the Plan including, without limitation, the authority (i) to determine all matters relating to Awards, including selection of individuals to be granted Awards, the types of Awards, the number of shares of the Common Stock, if any, subject to an Award, and all terms, conditions, restrictions and limitations of an Award; (ii) to prescribe the form or forms of Award Agreements evidencing any Awards granted under the Plan; (iii) to establish, amend and rescind rules and regulations for the administration of the Plan; and (iv) to construe and interpret the Plan,

Awards and Award Agreements made under the Plan, to interpret rules and regulations for administering the Plan and to make all other determinations deemed necessary or advisable for administering the Plan. Except to the extent otherwise required or restricted under Code Section 409A or related regulations or other guidance, (i) the Administrator shall have the authority, in its sole discretion, to accelerate the date that any Award which was not otherwise exercisable, vested or earned shall become exercisable, vested or earned in whole or in part without any obligation to accelerate such date with respect to any other Award granted to any recipient; and (ii) the Administrator also may in its sole discretion modify or extend the terms and conditions for exercise, vesting or earning of an Award. The Administrator may determine that a Participant’s rights, payments and/or benefits with respect to an Award (including but not limited to any shares issued or issuable and/or cash paid or payable with respect to an Award) shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause, violation of policies of the Corporation or an Affiliate, breach of non-solicitation, noncompetition, confidentiality, proprietary rights and invention assignment agreements or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is determined by the Administrator to be detrimental to the business or reputation of the Corporation or any Affiliate.

In addition, the Administrator shall have the authority and discretion to establish terms and conditions of Awards (including but not limited to the establishment of subplans) as the Administrator determines to be necessary or appropriate to conform to the applicable requirements or practices of jurisdictions outside of the United States. In addition to action by meeting in accordance with Applicable Laws, any action of the Administrator with respect to the Plan may be taken by a written instrument signed by all of the members of the Board or Committee, as appropriate, and any such action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly held and called. No member of the Board or Committee, as applicable, shall be liable while acting as Administrator for any action or determination made in good faith with respect to the Plan, an Award or an Award Agreement. The members of the Board or Committee, as applicable, shall be entitled to indemnification and reimbursement in the manner provided in the Corporation’s articles of incorporation and bylaws and/or under Applicable Laws.

(c)
Notwithstanding the other provisions of Section 3, the Administrator may delegate to one or more officers of the Corporation the authority to grant Awards, and to make any or all of the determinations reserved for the Administrator in the Plan and summarized in Section 3(b) with respect to such Awards (subject to any restrictions imposed by Applicable Laws, and such terms and conditions as may be established by the Administrator); provided, however, that, if and to the extent required by Section 16 of the Exchange Act or Section 162(m) of the Code, the Participant, at the time of said grant or other determination, (i) is not deemed to be an officer or director of the Corporation within the meaning of Section 16 of the Exchange Act; and (ii) is not deemed to be a Covered Employee as defined under Section 162(m) of the Code and related regulations. To the extent that the Administrator has delegated authority to grant Awards pursuant to this Section 3(c) to one or more officers of the Corporation, references to the Administrator shall include references to such officer or officers, subject, however, to the requirements of the Plan, Rule 16b-3, Section 162(m) of the Code and other Applicable Laws.

4. Effective Date; Term

The Effective Date of the Plan shall be November 27, 2006. Awards may be granted under the Plan on and after the Effective Date, but not after November 26, 2016. Awards that are outstanding at the end of the Plan term (or such earlier termination date as may be established by the Board pursuant to Section 12(a)) shall continue in accordance with their terms, unless otherwise provided in the Plan or an Award Agreement.

5. Shares of Stock Subject to the Plan; Award Limitations

(a)
Shares of Stock Subject to the Plan: Subject to adjustments as provided in Section 5(d), the aggregate number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall not exceed 26,500,000 shares. Shares delivered under the Plan shall be authorized but unissued shares, treasury shares or shares purchased on the open market or by private purchase. The Corporation hereby reserves sufficient authorized shares of Common Stock to meet the grant of Awards hereunder.

(b)
Award Limitations: Notwithstanding any provision in the Plan to the contrary, the following limitations shall apply to Awards granted under the Plan, in each case subject to adjustments pursuant to Section 5(d):

i.	The maximum number of shares of Common Stock that may be issued to any one Participant under the Plan pursuant to the grant of Incentive Options shall not exceed 26,500,000 shares;

ii.	If and to the extent Section 162(m) of the Code is applicable:

A.	In any calendar year, no Participant may be granted Options and SARs that are not related to an Option for more than 1,000,000 shares of Common Stock;

B.	No Participant may be granted Awards in any calendar year for more than 1,000,000 shares of Common Stock; and

C.	No Participant may be paid more than $2,000,000 with respect to any cash-settled award or awards which were granted during any single calendar year.

(For purposes of Section 5(b)(iii) (A) and (B), an Option and Related SAR shall be treated as a single Award.)

(c)
Shares Not Subject to Limitations: The following will not be applied to the share limitations of Section 5(a) above: (i) dividends, including dividends paid in shares, or dividend equivalents paid in cash in connection with outstanding Awards; (ii) Awards which by their terms are settled in cash rather than the issuance of shares; (iii) any shares subject to an Award under the Plan which Award is forfeited, cancelled, terminated, expires or lapses for any reason or any shares subject to an Award which shares are repurchased or reacquired by the Corporation; and (iv) any shares surrendered by a Participant or withheld by the Corporation to pay the Option Price or purchase price for an Award or shares used to satisfy any tax withholding requirement in connection with the exercise, vesting or earning of an Award if, in accordance with the terms of the Plan, a Participant pays such Option Price or purchase price or satisfies such tax withholding by either tendering previously owned shares or having the Corporation withhold shares.

(d)
Adjustments: If there is any change in the outstanding shares of Common Stock because of a merger, consolidation or reorganization involving the Corporation or an Affiliate, or if the Board of Directors of the Corporation declares a stock dividend, stock split distributable in shares of Common Stock, reverse stock split, combination or reclassification of the Common Stock, or if there is a similar change in the capital stock structure of the Corporation or an Affiliate affecting the Common Stock, the number of shares of Common Stock reserved for issuance under the Plan shall be correspondingly adjusted, and the Administrator shall make such adjustments to Awards and to any provisions of this Plan as the Administrator deems equitable to prevent dilution or enlargement of Awards or as may be otherwise advisable.

6. Eligibility

An Award may be granted only to an individual who satisfies all of the following eligibility requirements on the date the Award is granted:

(a)The individual is either (i) an Employee, (ii) a Director, or (iii) an Independent Contractor.

(b)With respect to the grant of Incentive Options, the individual is otherwise eligible to participate under Section 6, is an Employee of the Corporation or a Parent or Subsidiary and does not own, immediately before the time that the Incentive Option is granted, stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or a Parent or Subsidiary. Notwithstanding the foregoing, an Employee who owns more than 10% of the total combined voting power of the Corporation or a Parent or Subsidiary may be granted an Incentive Option if the Option Price is at least 110% of the Fair Market Value of the Common Stock, and the Option Period does not exceed five years. For this purpose, an individual will be deemed to own stock which is attributable to him under Section 424(d) of the Code.

(c)With respect to the grant of substitute awards or assumption of awards in connection with a merger, consolidation, acquisition, reorganization or similar business combination involving the Corporation or an Affiliate, the recipient is otherwise eligible to receive the Award and the terms of the award are consistent with the Plan and Applicable Laws (including, to the extent necessary, the federal securities laws registration provisions and Section 409A and Section 424(a) of the Code and related regulations or other guidance).

(d)The individual, being otherwise eligible under this Section 6, is selected by the Administrator as an individual to whom an Award shall be granted (as defined above, a “Participant”).

7. Options

(a)
Grant of Options: Subject to the limitations of the Plan, the Administrator may in its sole and absolute discretion grant Options to such eligible individuals in such numbers, subject to such terms and conditions, and at such times as the Administrator shall determine. Both Incentive Options and Nonqualified Options may be granted under the Plan, as determined by the Administrator; provided, however, that Incentive Options may only be granted to Employees of the

Corporation or a Parent or Subsidiary. To the extent that an Option is designated as an Incentive Option but does not qualify as such under Section 422 of the Code, the Option (or portion thereof) shall be treated as a Nonqualified Option. An Option may be granted with or without a Related SAR.

(b)
Option Price: The Option Price shall be established by the Administrator and stated in the Award Agreement evidencing the grant of the Option; provided, that (i) the Option Price of an Option shall be no less than 100% of the Fair Market Value per share of the Common Stock as determined on the date the Option is granted (or 110% of the Fair Market Value with respect to Incentive Options granted to an Employee who owns stock possessing more than 10% of the total voting power of all classes of stock of the Corporation or a Parent or Subsidiary, as provided in Section 6(b)); and (ii) in no event shall the Option Price per share of any Option be less than the par value per share (if any) of the Common Stock. Notwithstanding the foregoing, the Administrator may in its discretion authorize the grant of substitute or assumed options of an acquired entity with an Option Price not equal to at least 100% of the Fair Market Value on the date of grant, if such options are assumed or substituted in accordance with Reg. Section 1.424-1 (or any successor provision thereto) and if the option price of any such assumed or substituted option was at least equal to 100% of the fair market value of the underlying stock on the original date of grant, or if the terms of such assumed or substituted option otherwise comply with Code Section 409A, related regulations and other guidance. The preceding sentence shall also apply to SARs that are assumed or substituted in a corporate transaction, to the extent required under Code Section 409A, related regulations or other guidance.

(c)
Date of Grant: An Incentive Option shall be considered to be granted on the date that the Administrator acts to grant the Option, or on any later date specified by the Administrator as the effective date of the Option. A Nonqualified Option shall be considered to be granted on the date the Administrator acts to grant the Option or any other date specified by the Administrator as the date of grant of the Option.

(d)	Option Period and Limitations on the Right to Exercise Options:

(i)
The Option Period shall be determined by the Administrator at the time the Option is granted and shall be stated in the Award Agreement. With respect to Incentive Options, the Option Period shall not extend more than 10 years from the date on which the Option is granted (or five years with respect to Incentive Options granted to an Employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or a Parent or Subsidiary, as provided in Section 6(b)). Any Option or portion thereof not exercised before expiration of the Option Period shall terminate. The period or periods during which, and conditions pursuant to which, an Option may become exercisable shall be determined by the Administrator in its discretion, subject to the terms of the Plan.

(ii)
An Option may be exercised by giving written notice to the Corporation in form acceptable to the Administrator at such place and subject to such conditions as may be established by the Administrator or its designee. Such notice shall specify the number of shares to be purchased pursuant to an Option and the aggregate purchase price to be paid therefore and shall be accompanied by payment of such purchase price. Unless an Award Agreement provides otherwise, such payment shall be in the form of cash or cash equivalent; provided that, where permitted by the Administrator and Applicable Laws (and subject to such terms and conditions as may be established by the Administrator), payment may also be made:

(A)
By delivery (by either actual delivery or attestation) of shares of Common Stock owned by the Participant for a time period, if any, determined by the Administrator and otherwise acceptable to the Administrator;

(B)
With respect only to purchases upon exercise of an Option after a public market for the Common Stock exists, by delivery of written notice of exercise to the Corporation and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to the Corporation the amount of sale or loan proceeds to pay the Option Price;

(C)
By cash bonuses, loans or such other payment methods as may be approved by the Administrator (and subject to such terms as may be established by the Administrator), and which methods are acceptable under Applicable Laws; or

(D)	By any combination of the foregoing methods.

Shares tendered or withheld in payment on the exercise of an Option shall be valued at their Fair Market Value on the date of exercise, as determined by the Administrator. For the purposes of the Plan, a “public market” for the Common Stock shall be deemed to exist (i) upon consummation of a firm commitment underwritten public offering of the Common Stock pursuant to an effective registration statement under the Securities Act, or (ii) if the Administrator otherwise determines that there is an established public market for the Common Stock.
(iii)Unless the Administrator determines otherwise, no Option granted to a Participant who was an Employee at the time of grant shall be exercised unless the Participant is, at the time of exercise, an Employee, and has been an Employee continuously since the date the Option was granted, subject to the following:

(A)The employment relationship of a Participant shall be treated as continuing intact for any period that the Participant is on military or sick leave or other bona fide leave of absence, provided that the period of such leave does not exceed three months, or, if longer, as long as the Participant’s right to reemployment is guaranteed either by statute or by contract. The employment relationship of a Participant shall also be treated as continuing intact while the Participant is not in active service because of Disability. The Administrator shall have sole authority to determine whether a Participant is disabled and, if applicable, the Participant’s Termination Date.

(B)Unless the Administrator determines otherwise, if the employment of a Participant is terminated because of Disability or death, the Option may be exercised only to the extent exercisable on the Participant’s Termination Date, except that the Administrator may in its sole discretion accelerate the date for exercising all or any part of the Option which was not otherwise exercisable on the Termination Date. The Option must be exercised, if at all, prior to the first to occur of the following, whichever shall be applicable: (X) the close of the one-year period following the Termination Date (or such other period stated in the Award Agreement); or (Y) the close of the Option Period. In the event of the Participant’s death, such Option shall be exercisable by such person or persons as shall have acquired the right to exercise the Option by will or by the laws of intestate succession.

(C)Unless the Administrator determines otherwise, if the employment of the Participant is terminated for any reason other than Disability, death or for “Cause,” his Option may be exercised to the extent exercisable on his Termination Date, except that the Administrator may in its sole discretion accelerate the date for exercising all or any part of the Option which was not otherwise exercisable on the Termination Date. The Option must be exercised, if at all, prior to the first to occur of the following, whichever shall be applicable: (X) the close of the period of three months next succeeding the Termination Date (or such other period stated in the Award Agreement); or (Y) the close of the Option Period. If the Participant dies following such termination of employment and prior to the earlier of the dates specified in (X) or (Y) of this subparagraph (C), the Participant shall be treated as having died while employed under subparagraph (B) (treating for this purpose the Participant’s date of termination of employment as the Termination Date). In the event of the Participant’s death, such Option shall be exercisable by such person or persons as shall have acquired the right to exercise the Option by will or by the laws of intestate succession.

(D)Unless the Administrator determines otherwise, if the employment of the Participant is terminated for “Cause,” his Option shall lapse and no longer be exercisable as of his Termination Date, as determined by the Administrator.

(E)Notwithstanding the foregoing, the Administrator may, in its sole discretion (subject to any requirements imposed under Code Section 409A, related regulations or other guidance), accelerate the date for exercising all or any part of an Option which was not otherwise exercisable on the Termination Date, extend the period during which an Option may be exercised, modify the terms and conditions to exercise, or any combination of the foregoing.

(iv)Unless the Administrator determines otherwise, an Option granted to a Participant who was a Director but who was not an Employee at the time of grant may be exercised only to the extent exercisable on the Participant’s Termination Date (unless the termination was for Cause), and must be exercised, if at all, prior to the first to occur of the following, as applicable: (X) the close of the period of three months next succeeding the Termination Date (or such other period stated in the Award Agreement); or (Y) the close of the Option Period. If the services of a Participant are terminated for Cause, his Option shall lapse and no longer be exercisable as of his Termination Date, as determined by the Administrator. Notwithstanding the foregoing, the Administrator may in its sole discretion (subject to any requirements imposed under Code Section 409A, related regulations or other guidance) accelerate the date for exercising all or any part of an Option which was not otherwise exercisable on the Termination Date, extend the period during which an Option may be exercised, modify the other terms and conditions to exercise, or any combination of the foregoing.

(v)Unless the Administrator determines otherwise, an Option granted to a Participant who was an Independent Contractor at the time of grant (and who does not thereafter become an Employee, in which case he shall be subject to the provisions of Section 7(d)(iii)) may be exercised only to the extent exercisable on the Participant’s Termination Date (unless the termination was for Cause), and must be exercised, if at all, prior to the first to occur of the following, as applicable: (X) the close of the period of three months next succeeding the Termination Date (or such other period stated in the Award Agreement); or (Y) the close of the Option Period. If the services of a Participant are terminated for Cause, his Option shall lapse and no longer be exercisable as of his Termination Date, as determined by the Administrator. Notwithstanding the foregoing, the Administrator may in its sole discretion (subject to any requirements imposed under Code Section 409A, related regulations or other guidance) accelerate the date for exercising all or any part of an Option which was not otherwise exercisable on the Termination Date, extend the period during which an Option may be exercised, modify the other terms and conditions to exercise, or any combination of the foregoing.

(e)
Notice of Disposition: If shares of Common Stock acquired upon exercise of an Incentive Option are disposed of within two years following the date of grant or one year following the transfer of such shares to a Participant upon exercise, the Participant shall, promptly following such disposition, notify the Corporation in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Administrator may reasonably require.

(f)
Limitation on Incentive Options: In no event shall there first become exercisable by an Employee in any one calendar year Incentive Options granted by the Corporation or any Parent or Subsidiary with respect to shares having an aggregate Fair Market Value (determined at the time an Incentive Option is granted) greater than $100,000. To the extent that any Incentive Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered a Nonqualified Option.

(g)
Nontransferability: Incentive Options shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession or, in the Administrator’s discretion, as may otherwise be permitted in accordance with Treas. Reg. Section 1.421-1(b)(2) or any successor provision thereto. Nonqualified Options shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession, except for such transfers to immediate family members or related entities as may be permitted by the Administrator in a manner consistent with the registration provisions of the Securities Act. Except as may be permitted by the preceding sentence, an Option shall be exercisable during the Participant’s lifetime only by him or by his guardian or legal representative. The designation of a beneficiary in accordance with the Plan does not constitute a transfer.

8. Stock Appreciation Rights

(a)
Grant of SARs: Subject to the limitations of the Plan, the Administrator may in its sole and absolute discretion grant SARs to such eligible individuals, in such numbers, upon such terms and at such times as the Administrator shall determine. SARs may be granted to the holder of an Option (a “Related Option”) with respect to all or a portion of the shares of Common Stock subject to the Related Option (a “Related SAR”) or may be granted separately to an eligible individual (a “Freestanding SAR”). The base price per share of an SAR shall be no less than 100% the Fair Market Value per share of the Common Stock on the date the SAR is granted (except as may be otherwise permitted in the case of substituted or assumed SARs in accordance with Section 7(b)).

(b)
Related SARs: A Related SAR may be granted either concurrently with the grant of the Related Option or (if the Related Option is a Nonqualified Option) at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such Related Option; provided, however, that Related SARs must be granted in accordance with Code Section 409A, related regulations and other guidance. The base price of a Related SAR shall be equal to the Option Price of the Related Option. Related SARs shall be exercisable only at the time and to the extent that the Related Option is exercisable (and may be subject to such additional limitations on exercisability as the Administrator may provide in the Award Agreement), and in no event after the complete termination or full exercise of the Related Option. Notwithstanding the foregoing, a Related SAR that is related to an Incentive Option may be exercised only to the extent that the Related Option is exercisable and only when the Fair Market Value exceeds the Option Price of the Related Option. Upon the exercise of a Related SAR granted in connection with a Related Option, the Option shall be canceled to the extent of the number of shares as to which the Related SAR is exercised, and upon the exercise of a Related Option, the Related SAR shall be canceled to the extent of the number of shares as to which the Related Option is exercised or surrendered.

(c)
Freestanding SARs: An SAR may be granted without relationship to an Option (as defined above, a “Freestanding SAR”) and, in such case, will be exercisable upon such terms and subject to such conditions as may be determined by the Administrator, subject to the terms of the Plan.

(d)	Exercise of SARs:

(i)
Subject to the terms of the Plan, SARs shall be exercisable in whole or in part upon such terms and conditions as may be established by the Administrator and stated in the applicable Award Agreement. The period during which an SAR may be exercisable shall not exceed 10 years from the date of grant or, in the case of Related SARs, such shorter Option Period as may apply to the Related Option. Any SAR or portion thereof not exercised before expiration of the period established by the Administrator shall terminate.

(ii)
SARs may be exercised by giving written notice to the Corporation in form acceptable to the Administrator at such place and subject to such terms and conditions as may be established by the Administrator or its designee. Unless the Administrator determines otherwise, the date of exercise of an SAR shall mean the date on which the Corporation shall have received proper notice from the Participant of the exercise of such SAR.

(iii)
Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise an SAR following termination of the Participant’s employment or service with the Corporation. Such provisions shall be determined in the sole discretion of the Administrator, need not be uniform among all SARs issued pursuant to this Section 8, and may reflect distinctions based on the reasons for termination of employment or service. Notwithstanding the foregoing, unless the Administrator determines otherwise, no SAR may be exercised unless the Participant is, at the time of exercise, an eligible Participant, as described in Section 6, and has been a Participant continuously since the date the SAR was granted, subject to the provisions of Sections 7(d)(iii), (iv) and (v).

(e)
Payment Upon Exercise: Subject to the limitations of the Plan, upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Corporation in an amount determined by multiplying (i) the difference between the Fair Market Value of a share of Common Stock on the date of exercise of the SAR over the base price of the SAR by (ii) the number of shares of Common Stock with respect to which the SAR is being exercised. Notwithstanding the foregoing, the Administrator in its discretion may limit in any manner the amount payable with respect to an SAR. The consideration payable upon exercise of an SAR shall be paid in cash, shares of Common Stock (valued at Fair Market Value on the date of exercise of the SAR) or a combination of cash and shares of Common Stock, as determined by the Administrator.

(f)
Nontransferability: Unless the Administrator determines otherwise, (i) SARs shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession, and (ii) SARs may be exercised during the Participant’s lifetime only by him or by his guardian or legal representative. The designation of a beneficiary in accordance with the Plan does not constitute a transfer.

9. Restricted Awards

(a)
Grant of Restricted Awards: Subject to the limitations of the Plan, the Administrator may in its sole and absolute discretion grant Restricted Awards to such individuals in such numbers, upon such terms and at such times as the Administrator shall determine. Such Restricted Awards may be in the form of Restricted Stock Awards and/or Restricted Stock Units that are subject to certain conditions, which conditions must be met in order for the Restricted Award to vest and be earned (in whole or in part) and no longer subject to forfeiture. Restricted Stock Awards shall be payable in shares of Common Stock. Restricted Stock Units shall be payable in cash or shares of Common Stock, or partly in cash and partly in shares of Common Stock, in accordance with the terms of the Plan and the discretion of the Administrator. The Administrator shall determine the nature, length and starting date of the period, if any, during which a Restricted Award may be earned (the “Restriction Period”), and shall determine the conditions which must be met in order for a Restricted Award to be granted or to vest or be earned (in whole or in part), which conditions may include, but are not limited to, payment of a stipulated purchase price, attainment of performance objectives, continued service or employment for a certain period of time (or a combination of attainment of performance objectives and continued service), Retirement, Displacement, Disability, death or any combination of such conditions. In the case of Restricted Awards based upon performance criteria, or a combination of performance criteria and continued service, the Administrator shall determine the Performance Measures applicable to such Restricted Awards (subject to Section 1(ee)).

(b)
Vesting of Restricted Awards: Subject to the terms of the Plan and Code Section 409A, related regulations or other guidance, the Administrator shall have sole authority to determine whether and to what degree Restricted Awards have vested and been earned and are payable and to establish and interpret the terms and conditions of Restricted Awards. The Administrator may (subject to any restrictions imposed under Code Section 409A, related regulations or other guidance) accelerate the date that any Restricted Award granted to a Participant shall be deemed to be vested or earned in whole or in part, without any obligation to accelerate such date with respect to other Restricted Awards granted to any Participant.

(c)
Forfeiture of Restricted Awards: Unless the Administrator determines otherwise, if the employment or service of a Participant shall be terminated for any reason and all or any part of a Restricted Award has not vested or been earned pursuant to the terms of the Plan and the individual Award, such Award, to the extent not then vested or earned, shall be forfeited immediately upon such termination and the Participant shall have no further rights with respect to the Award or any shares of Common Stock, cash or other benefits related to the Award.

(d)
Shareholder Rights; Share Certificates: The Administrator shall have sole discretion to determine whether a Participant shall have dividend rights, voting rights or other rights as a shareholder with respect to shares subject to a Restricted Stock Award which has not yet vested or been earned. If the Administrator so determines, a certificate or certificates for whole shares of Common Stock subject to a Restricted Stock Award may be issued in the name of the Participant as soon as practicable after the Award has been granted; provided, however, that, notwithstanding the foregoing, the Administrator or its designee shall have the right to retain custody of certificates evidencing the shares subject to a Restricted Stock Award and to require the Participant to deliver to the Corporation a stock power, endorsed in blank, with respect to such Award, until such time as the Restricted Stock Award vests (or is forfeited) and is no longer subject to a substantial risk of forfeiture.

(e)
Nontransferability: Unless the Administrator determines otherwise, Restricted Awards that have not vested shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession, and the recipient of a Restricted Award shall not sell, transfer, assign, pledge or otherwise encumber shares subject to the Award until the Restriction Period has expired and until all conditions to vesting have been met. The designation of a beneficiary in accordance with the Plan does not constitute a transfer.

10. Dividends and Dividend Equivalents

Awards granted under the Plan shall, to the extent vested, earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to a Participant’s account. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Administrator may establish, including reinvestment in additional shares of Common Stock or share equivalents. Notwithstanding the other provisions herein, any dividends or dividend equivalent rights related to an Award shall be structured in a manner so as to avoid causing the Award to be subject to Code Section 409A or shall otherwise be structured so that the Award and dividends or dividend equivalents are in compliance with Code Section 409A, related regulations or other guidance.

11. No Right or Obligation of Continued Employment or Service

Neither the Plan, the grant of an Award nor any other action related to the Plan shall confer upon the Participant any right to continue in the service of the Corporation or an Affiliate as an Employee, Director or Independent Contractor or to interfere in any way with the right of the Corporation or an Affiliate to terminate the Participant’s employment or service at any time. Except as otherwise provided in the Plan, an Award Agreement or as may be determined by the Administrator, all rights of a Participant with respect to an Award shall terminate upon the termination of the Participant’s employment or service.

12. Amendment and Termination of the Plan

(a)
Amendment and Termination: The Plan may be amended, altered and/or terminated at any time by the Administrator; provided, however, that approval of an amendment to the Plan by the shareholders of the Corporation shall be required to the extent, if any, that shareholder approval of such amendment is required by Applicable Laws or to increase the shares available that may be issued pursuant to Awards granted under the Plan as set forth in Section 5(a) of the Plan as hereby amended. Any Award may be amended, altered and/or terminated at any time by the Administrator; provided, however, that any such amendment, alteration or termination of an Award shall not, without the consent of the recipient of an outstanding Award, materially adversely affect the rights of the recipient with respect to the Award.

(b)	Unilateral Authority of Administrator to Modify Plan and Awards: Notwithstanding Section 12(a) herein, the following provisions shall apply:

(i)
The Administrator shall have unilateral authority to amend the Plan and any Award (without Participant consent and without shareholder approval, unless such shareholder approval is required by Applicable Laws) to the extent necessary to comply with Applicable Laws or changes to Applicable Laws (including but not limited to Code Section 409A and Code Section 422, related regulations or other guidance and federal securities laws).

(ii)
The Administrator shall have unilateral authority to make adjustments to the terms and conditions of Awards in recognition of unusual or nonrecurring events affecting the Corporation or any Affiliate, or the financial statements of the Corporation or any Affiliate, or of changes in accounting principles, if the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or necessary or appropriate to comply with applicable accounting principles.

(c)
Cash Settlement: Notwithstanding any provision of the Plan, an Award or an Award Agreement to the contrary, the Administrator shall have discretion (subject to (i) any requirements imposed under Code Section 409A, related regulations or other guidance and (ii) consideration of such accounting principles as the Administrator deems relevant) to cause any Award (or portion thereof) granted under the Plan to be canceled in consideration of an alternative award or cash payment of an equivalent cash value, as determined by the Administrator in its sole discretion, made to the holder of such canceled Award.

13. Restrictions on Awards and Shares

(a)
General: As a condition to the issuance and delivery of Common Stock hereunder, or the grant of any benefit pursuant to the Plan, the Corporation shall require a Participant or other person to become a party to an Award Agreement, the Shareholders Agreement, other agreement(s) restricting the transfer, purchase or repurchase of shares of Common Stock of the Corporation, voting agreement or such other agreements and any other employment agreements, consulting agreements, non-competition agreements, confidentiality agreements, non-solicitation agreements or other similar agreements imposing such restrictions as may be required by the Corporation. In addition, without in any way limiting the effect of the foregoing, each Participant or other holder of shares issued under the Plan shall be permitted to transfer such shares only if such transfer is in accordance with the terms of Section 13 herein, the Award Agreement, the Shareholders Agreement and any other applicable agreements. The acquisition of shares of Common Stock under the Plan by a Participant or any other holder of shares shall be subject to, and conditioned upon, the agreement of the Participant or other holder of such shares to the restrictions described in this Section 13, the Award Agreement, the Shareholders Agreement and any other applicable agreements.

(b)
Compliance with Applicable Laws: The Corporation may impose such restrictions on Awards, shares and any other benefits underlying Awards hereunder as it may deem advisable, including without limitation restrictions under the federal securities laws, the requirements of any stock exchange or similar organization and any blue sky, state or foreign securities laws applicable to such securities. Notwithstanding any other Plan provision to the contrary, the Corporation shall not be obligated to issue, deliver or transfer shares of Common Stock under the Plan, make any other distribution of benefits under the Plan, or take any other action, unless such delivery, distribution or action is in compliance with Applicable Laws (including but not limited to the requirements of the Securities Act). The Corporation may cause a restrictive legend to be placed on any certificate issued pursuant to an Award hereunder in such form as may be prescribed from time to time by Applicable Laws or as may be advised by legal counsel.

14. Change in Control

In the event of a Change in Control, all Awards shall vest and become immediately exercisable in full.

15. Compliance with Code Section 409A

(a)
General: Notwithstanding any other provision in the Plan or an Award to the contrary, if and to the extent that Section 409A of the Code is deemed to apply to the Plan or any Award granted under the Plan, it is the general intention of the Corporation that the Plan and all such Awards shall comply with Code Section 409A, related regulations or other guidance, and the Plan and any such Award shall, to the extent practicable, be construed in accordance therewith. Deferrals of shares or any other benefit issuable pursuant to an Award otherwise exempt from

Code Section 409A in a manner that would cause Code Section 409A to apply shall not be permitted unless such deferrals are in compliance with Code Section 409A, related regulations or other guidance. Without in any way limiting the effect of the foregoing, in the event that Code Section 409A, related regulations or other guidance require that any special terms, provisions or conditions be included in the Plan or any Award, then such terms, provisions and conditions shall, to the extent practicable, be deemed to be made a part of the Plan or Award, as applicable. Further, in the event that the Plan or any Award shall be deemed not to comply with Code Section 409A or any related regulations or other guidance, then neither the Corporation, the Administrator nor its or their designees or agents shall be liable to any Participant or other person for actions, decisions or determinations made in good faith.

(b)
Special Code Section 409A Provisions for Nonqualified Options: Notwithstanding the other provisions of the Plan, unless otherwise permitted under Code Section 409A, related regulations or other guidance, (i) the Option Price for a Nonqualified Option may never be less than the Fair Market Value of the Common Stock on the date of grant of the Option and the number of shares subject to the Option shall be fixed on the original grant date; (ii) the transfer or exercise of the Option shall be subject to taxation under Code Section 83 and related regulations; and (iii) the Nonqualified Option may not include any feature for the deferral of compensation other than the deferral of recognition of income until the later of exercise or disposition of the Option or the time the shares acquired pursuant to the exercise of the Option first became substantially vested.

(c)
Special Code Section 409A Provisions for SARs: Notwithstanding the other provisions the Plan, unless otherwise permitted under Code Section 409A, related regulations or other guidance, (i) compensation payable under an SAR cannot be greater than the difference between the Fair Market Value of the Common Stock on the SAR grant date and the Fair Market Value of the Common Stock on the SAR exercise date; (ii) the SAR base price may never be less than the Fair Market Value of the Common Stock on the date the SAR is granted; and (iii) the SAR may not include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the SAR.

(d)
Short-Term Deferrals: Except to the extent otherwise required or permitted under Code Section 409A, related regulations or other guidance, distributions pursuant to Restricted Stock Units or any Awards granted under the Plan that are subject to Code Section 409A must be made no later than the later of (A) the 15th day of the third month following the Participant’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture; or (B) the 15th day of the third month following the end of the Corporation’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture. Notwithstanding the foregoing, if and to the extent that the distribution of shares of Common Stock or any other benefit payable pursuant to an Award is deemed to involve the deferral of compensation that is not otherwise exempt from Code Section 409A, then (i) the distribution of such shares or benefit shall occur no later than the end of the calendar year in which the Award vests; and (ii) if the Participant is or may be a “specified employee” (as defined in Code Section 409A, related regulations or other guidance), a distribution due to separation from service may not be made before the date that is six months after the date of separation from service (or, if earlier, the date of death of the Participant), except as may be otherwise permitted pursuant to Code Section 409A, related regulations or other guidance.

16. General Provisions

(a)
Shareholder Rights: Except as otherwise determined by the Administrator (and subject to the provisions of Section 9(d) regarding Restricted Stock Awards), a Participant and his legal representative, legatees or distributes shall not be deemed to be the holder of any shares subject to an Award and shall not have any rights of a shareholder unless and until certificates for such shares have been issued and delivered to him or them under the Plan. A certificate or certificates for shares of Common Stock acquired upon exercise of an Option or SAR shall be promptly issued in the name of the Participant (or his beneficiary) and distributed to the Participant (or his beneficiary) as soon as practicable following receipt of notice of exercise and, with respect to Options, payment of the Option Price (except as may otherwise be determined by the Corporation in the event of payment of the Option Price pursuant to Section 7(d)(ii)(C)). Except as otherwise provided in Section 9(d) regarding Restricted Stock Awards, a certificate for any shares of Common Stock issuable pursuant to a Restricted Award shall be promptly issued in the name of the Participant (or his beneficiary) and distributed to the Participant (or his beneficiary) after the Award (or portion thereof) has vested or been earned and any other conditions to distribution have been met.

(b)
Withholding: The Corporation shall withhold all required local, state, federal, foreign and other taxes and any other amount required to be withheld by any governmental authority or law from any amount payable in cash with respect to an Award. Prior to the delivery or transfer of any certificate for shares or any other benefit conferred under the Plan, the Corporation shall require any recipient of an Award to pay to the Corporation in cash the amount of any tax or other amount required by any governmental authority to be withheld and paid over by the Corporation to such authority for the account of such recipient. Notwithstanding the foregoing, the Administrator may establish procedures to permit a recipient to satisfy such obligation in whole or in part, and any local, state, federal, foreign or other income tax obligations relating to such an Award, by electing (the “election”) to have the Corporation withhold shares of Common Stock from the shares to which the recipient is entitled. The number of shares to be withheld shall have a Fair Market Value as of the date that the amount of tax to be withheld is determined as nearly equal as possible to (but not exceeding) the amount of such obligations being satisfied. Each election must be made in writing to the Administrator in accordance with election procedures established by the Administrator.

(c)
Section 16(b) Compliance: If and to the extent that any Participants in the Plan are subject to Section 16(b) of the Exchange Act, it is the general intention of the Corporation that transactions under the Plan by such persons shall comply with Rule 16b-3 under the Exchange Act and that the Plan shall be construed in favor of such Plan transactions meeting the requirements of Rule 16b-3 or any successor rules thereto. Notwithstanding anything in the Plan to the contrary, the Administrator, in its sole and absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants.

(d)
Code Section 162(m) Performance-Based Compensation. If and to the extent to which Section 162(m) of the Code is applicable, the Corporation intends that compensation paid under the Plan to Covered Employees will, to the extent practicable, constitute “qualified performance-based compensation” within the meaning of Section 162(m) and related regulations, unless otherwise determined by the Administrator. Accordingly, Awards granted to Covered Employees which are intended to qualify for the performance-based exception under Code Section 162(m) and related regulations shall be deemed to include any such additional terms, conditions, limitations and provisions as are necessary to comply with the performance-based compensation exemption of Section 162(m), unless the Administrator, in its discretion, determines otherwise.

(e)	Unfunded Plan; No Effect on Other Plans:

(i)
The Plan shall be unfunded, and the Corporation shall not be required to create a trust or segregate any assets that may at any time be represented by Awards under the Plan. The Plan shall not establish any fiduciary relationship between the Corporation and any Participant or other person. Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Corporation or any Affiliate, including, without limitation, any specific funds, assets or other property which the Corporation or any Affiliate, in their discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Common Stock or other amounts, if any, payable under the Plan, unsecured by any assets of the Corporation or any Affiliate. Nothing contained in the Plan shall constitute a guarantee that the assets of such entities shall be sufficient to pay any benefits to any person.

(ii)
The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute compensation with respect to which any other employee benefits of such Participant are determined, including, without limitation, benefits under any bonus, pension, profit sharing, life insurance or salary continuation plan, except as otherwise specifically provided by the terms of such plan or as may be determined by the Administrator.

(iii)
The adoption of the Plan shall not affect any other stock incentive or other compensation plans in effect for the Corporation or any Affiliate, nor shall the Plan preclude the Corporation from establishing any other forms of stock incentive or other compensation for employees or service providers of the Corporation or any Affiliate.

(f)
Applicable Laws: The Plan shall be governed by and construed in accordance with the laws of the State of Florida, without regard to the conflict of laws provisions of any state, and in accordance with applicable federal laws of the United States.

(g)
Beneficiary Designation: The Administrator may in its discretion permit a Participant to designate in writing a person or persons as beneficiary, which beneficiary shall be entitled to receive settlement of Awards (if any) to which the Participant is otherwise entitled in the event of death. In the absence of such designation by a Participant, and in the event of the Participant’s death, the estate of the Participant shall be treated as beneficiary for purposes of the Plan, unless the Administrator determines otherwise. The Administrator shall have sole discretion to approve and interpret the form or forms of such beneficiary designation. A beneficiary, legal guardian, legal representative or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent that the Plan and/or Award Agreement provide otherwise, and to any additional restrictions deemed necessary or appropriate by the Administrator.

(h)
Gender and Number: Except where otherwise indicated by the context, words in any gender shall include any other gender, words in the singular shall include the plural and words in the plural shall include the singular.

(i)
Severability: If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(j)
Rules of Construction: Headings are given to the sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

(k)	Successors and Assigns: The Plan shall be binding upon the Corporation, its successors and assigns, and Participants, their executors, administrators and permitted transferees and beneficiaries.

(l)
Right of Offset: Notwithstanding any other provision of the Plan or an Award Agreement, the Corporation may reduce the amount of any payment or benefit otherwise payable to or on behalf of a Participant by the amount of any obligation of the Participant to or on behalf of the Corporation that is or becomes due and payable.

(m)
Effect of Changes in Status: An Award shall not be affected by any change in the terms, conditions or status of the Participant’s employment or service, provided that the Participant continues to be an employee of, or in service to, the Corporation or an Affiliate.

(n)
Shareholder Approval: The Plan is subject to approval by the shareholders of the Corporation, which approval must occur, if at all, within 12 months of the Effective Date of the Plan. Awards granted prior to such shareholder approval shall be conditioned upon and shall be effective only upon approval of the Plan by such shareholders on or before such date.

(o)
Fractional Shares: Except as otherwise provided by an Award Agreement or the Administrator, (i) the total number of shares issuable pursuant to the exercise, vesting or earning of an Award shall be rounded down to the nearest whole share, and (ii) no fractional shares shall be issued. The Administrator may, in its discretion, determine that a fractional share shall be settled in cash.

MIMEDX GROUP, INC 1775 WEST OAK COMMONS CT NE MARIETTA, GA 30062
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time on July 27, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time on July 27, 2014. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL #	000000000000

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:  ☒

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MIMEDX GROUP, INC
		For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. _______________________________________
The Board of Directors recommends you vote FOR the following:		All	All	Except
1. Election of Directors		☐	☐	☐
Nominees:
01)	Charles R. Evans (Class 1 Director)
02)	Charles E. Koob (Class I Director)
03)	Neil S. Yeston (Class I Director)
04)	William C. Taylor (Class II Director)

The Board of Directors recommends you vote FOR proposals 2 and 3.					For	Against	Abstain

2	Proposal to approve the Company's Assumed 2006 Stock Incentive Plan, as amended.				☐	☐	☐

3	Proposal to ratify the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for the current fiscal year.				☐	☐	☐

NOTE: The proxies will vote in their discretion regarding such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. (see reverse for instructions)			☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

			JOB #				SHARES CUSIP # SEQUENCE #
Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
The Notice and Proxy Statement and Form 10-K are available at www.proxvote.com

MIMEDX GROUP, INC.
This proxy is solicited on behalf of the Board of Directors
Annual Meeting of Shareholders
July 28, 2014, 2:00 PM EDT

The shares represented by this proxy will be voted as specified herein by the shareholder when instructions are given in accordance with the procedures described herein and in the accompanying proxy statement. If no specification is made, all shares will be voted "FOR" the election of directors and the approval of the proposals set forth in the proxy statement.

The shareholder represented herein appoints Parker H. Petit and Roberta L. McCaw, and each of them, with full power to act alone, the true and lawful attorneys in fact and proxies, with the full power of substitution and revocation, to vote all shares of common stock entitled to be voted by said shareholder at the Annual Meeting of Shareholders of MiMedx Group, Inc. to be held at 1775 W. Oak Commons Court NE, Marietta, Georgia 30062 on July 28, 2014, at 2:00 PM (Eastern Daylight Time), and in any adjournment or postponement thereof as specified in this proxy. This proxy revokes any proxy previously given.

Shareholders may revoke this proxy at any time prior to the vote at the Annual Meeting. If any other business is properly brought before the Annual Meeting, the shares represented by this proxy will be voted at the discretion of the proxies identified above.

Address changes/comments:

If you noted any Address changes/comments above/please mark corresponding box on the reverse side.)

continued and to be signed on reverse side